www.ironmountain.com Supplemental Financial Information Fourth Quarter 2017 Unaudited

www.ironmountain.com Selected metric definitions are available in the Appendix Safe Harbor Statement 2 Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: This presentation contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws and is subject to the safe-harbor created by such Act. Forward-looking statements include, but are not limited to, our financial performance outlook and statements concerning our operations, economic performance, financial condition, goals, beliefs, future growth strategies, investment objectives, plans and current expectations such as 2018 guidance, and statements about our investment and other goals. These forward-looking statements are subject to various known and unknown risks, uncertainties and other factors. When we use words such as "believes," "expects," "anticipates," "estimates" or similar expressions, we are making forward-looking statements. Although we believe that our forward-looking statements are based on reasonable assumptions, our expected results may not be achieved, and actual results may differ materially from our expectations. In addition, important factors that could cause actual results to differ from expectations include, among others: (i) our ability to remain qualified for taxation as a real estate investment trust for U.S. federal income tax purposes ("REIT"); (ii) the adoption of alternative technologies and shifts by our customers to storage of data through non-paper based technologies; (iii) changes in customer preferences, and demand for our storage and information management services; (iv) the cost to comply with current and future laws, regulations and customer demands relating to data security and privacy issues, as well as fire and safety standards; (v) the impact of litigation or disputes that may arise in connection with incidents in which we fail to protect our customers' information; (vi) changes in the price for our storage and information management services relative to the cost of providing such storage and information management services; (vii) changes in the political and economic environments in the countries in which our international subsidiaries operate and changes in the global political climate; (viii) our ability or inability to manage growth, expand internationally, complete acquisitions on satisfactory terms, to close pending acquisitions and to integrate acquired companies efficiently; (ix) changes in the amount of our growth and maintenance capital expenditures and our ability to invest according to plan; (x) our ability to comply with our existing debt obligations and restrictions in our debt instruments or to obtain additional financing to meet our working capital needs; (xi) the impact of service interruptions or equipment damage and the cost of power on our data center operations; (xii) changes in the cost of our debt; (xiii) the impact of alternative, more attractive investments on dividends; (xiv) the cost or potential liabilities associated with real estate necessary for our business; (xv) the performance of business partners upon whom we depend for technical assistance or management expertise outside the United States; (xvi) other trends in competitive or economic conditions affecting our financial condition or results of operations not presently contemplated; and (xvii) other risks described more fully in our filings with the Securities and Exchange Commission, including under the caption “Risk Factors” in our periodic reports, or incorporated therein. You should not rely upon forward-looking statements except as statements of our present intentions and of our present expectations, which may or may not occur. Except as required by law, we undertake no obligation to release publicly the result of any revision to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. Reconciliation of Non-GAAP Measures: Throughout this presentation, Iron Mountain will discuss (1) Adjusted EBITDA, (2) Adjusted Earnings per Share (“Adjusted EPS”), (3) Funds from Operations (“FFO Nareit”), (4) FFO (Normalized) and (5) Adjusted Funds from Operations (“AFFO”). These measures do not conform to accounting principles generally accepted in the United States (“GAAP”). These non-GAAP measures are supplemental metrics designed to enhance our disclosure and to provide additional information that we believe to be important for investors to consider in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as operating income, income (loss) from continuing operations, net income (loss) or cash flows from operating activities from continuing operations (as determined in accordance with GAAP). The reconciliation of these measures to the appropriate GAAP measure, as required by Regulation G under the Securities Exchange Act of 1934, as amended, and the definitions are included later in this document (see Table of Contents). Iron Mountain does not provide a reconciliation of non-GAAP measures that it discusses as part of its annual guidance or long term outlook because certain significant information required for such reconciliation is not available without unreasonable efforts or at all, including, most notably, the impact of exchange rates on Iron Mountain’s transactions, loss or gain related to the disposition property, plant and equipment (including of real estate) and other income or expense. Without this information, Iron Mountain does not believe that a reconciliation would be meaningful.

www.ironmountain.com Selected metric definitions are available in the Appendix All figures except per share and facility counts in 000s unless noted All figures in reported dollars unless noted Figures may not foot due to rounding Table of Contents 3 Investor Relations Contacts: Faten Freiha, 617-535-8404 Director, Investor Relations faten.freiha@ironmountain.com Melissa Marsden, 617-535-8595 Senior Vice President, Investor Relations melissa.marsden@ironmountain.com Section I - Company Profile 4 Section II - Financial Highlights and Guidance 5 - 7 Section III - Operating Metrics 8 - 12 Section IV - Balance Sheets, Statements of Operations and Reconciliations 13 - 20 Section V - Storage Net Operating Income and EBITDA, and Service Business EBITDA 21 - 23 Section VI - Real Estate Metrics 24 - 29 Section VII - Data Center Customer and Portfolio Metrics 30 Section VIII - Debt Schedule and Capitalization 31 - 32 Section IX - Capital Expenditures and Investments 33 - 35 Section X - Components of Value 37 Section XI - Appendix and Definitions 38 - 49

IRON MOUNTAIN®

Company Profile

Iron Mountain is a global leader in enterprise storage with a high-return, real estate-based business model, yielding annualized revenue of approximately $4.0 billion. The company provides storage and information management services to a high-quality, diversified customer base across numerous industries and government organizations. As of 12/31/17, Iron Mountain served more than 225,000 customers, including approximately 95% of the Fortune 1000, and no single customer accounted for more than 1% of revenues, or 2% of volume. Iron Mountain provides storage and information management services in 53 countries on six continents, storing approximately 680 million cubic feet of records in a portfolio of more than 1,400 facilities totaling more than 85 million square feet of space. The company employs more than 24,000 people.

Iron Mountain is organized as a REIT, and its financial model is based on the recurring nature of its storage rental revenues and resulting storage net operating income (NOI). Supported by consistent storage rental revenues, the company generates predictable, low-volatility growth in key metrics such as storage NOI and AFFO. This fundamental financial characteristic provides stability through economic cycles.

Iron Mountain has the opportunity to invest capital at attractive returns both domestically and internationally. The company believes that there remains a large un-vended opportunity that can support sustained storage volumes in developed markets such as North America and high growth opportunities in emerging markets where customers are in early stages of outsourcing their storage of physical documents.

Strong Track Record of Storage Rental Revenue Growth


$2,378M
28-year Compound
Annual Growth Rate
16.3%
'89 '90 '91 '92 '93 '94 '95 '96 '97 '98 '99 '00 '01 '02 '03 '04 '05 '06 '07 '08 '09 '10 '11 '12 '13 '14 '15 '16 '17

Countries Served



Diversification of Total Revenues

(For the Year Ended 12/31/2017)


Region
18%
8%
7%
66%
North America
Europe(1)
Latin America
Asia
Mix
38%
62%
Storage
Service
Product
14%
10%
1%
10%
66%
Records Mgmt
Data Protection
Shredding
Data Center
Other(2)

(1) Includes South Africa and United Arab Emirates.
(2) Includes Fulfillment Services, Information Governance and Digital Solutions, Technology Escrow Services, Consulting, Entertainment Services, Fine Art Storage, Consumer Storage and other ancillary services.

Section I
Section II
Section III
Section IV
Section V
Section VI
Section VII
Section VIII
Section IX
Section X
Section XI

www.ironmountain.com

Selected metric definitions are available in the Appendix

4

IRON MOUNTAIN®

Financial Highlights

	Q4 2016	Q4 2017	% Change	Full Year 2016	Full Year 2017	% Change
Storage Rental	$566,547	$613,948	8.4%	$2,142,905	$2,377,557	11.0%
Service	367,646	377,287	2.6%	1,368,548	1,468,021	7.3%
Total Revenues	**$934,193**	**$991,235**	**6.1%**	**$3,511,453**	**$3,845,578**	**9.5%**
Gross Profit	$517,978	$565,235	9.1%	$1,943,676	$2,160,260	11.1%
Gross Margin	55.4%	57.0%	160 bps	55.4%	56.2%	80 bps
Gross Profit	$517,978	$565,234	9.1%	$1,943,676	$2,160,260	11.1%
Less: Recall Costs included in Cost of Sales	7,175	4,474	(37.6%)	11,963	20,493	71.3%
Adjusted Gross Profit	$525,153	$569,708	8.5%	$1,955,639	$2,180,753	11.5%
Adjusted Gross Profit Margin	56.2%	57.5%	130 bps	55.7%	56.7%	100 bps
Adjusted Storage and Service Profit and Margin						
Adjusted Storage Gross Profit	$424,478	$463,560	9.2%	$1,605,665	$1,783,533	11.1%
Adjusted Storage Gross Margin	74.9%	75.5%	60 bps	74.9%	75.0%	10 bps
Adjsuted Service Gross Profit	$100,675	$106,148	5.4%	$349,974	$397,220	13.5%
Adjusted Service Gross Margin	27.4%	28.1%	70 bps	25.6%	27.1%	150 bps
Storage Net Operating Income (NOI)[1]	$468,615	$506,422	8.1%	$1,759,575	$1,967,866	11.8%
SG&A Costs	$250,545	$264,997	5.8%	$988,332	$984,965	(0.3%)
Less: Recall Costs Included in SG&A	$21,897	$21,833	(0.3%)	$119,981	$64,408	(46.3%)
Adjusted SG&A Costs	$228,648	$243,164	6.3%	$868,351	$920,557	6.0%
Adjusted SG&A as a % of Revenue	24.5%	24.5%	0 bps	24.7%	23.9%	-80 bps
Income (Loss) from Continuing Operations	$49,800	$24,349	(51.1%)	$103,880	$191,723	84.6%
Adjusted EBITDA	$296,505	$326,544	10.1%	$1,087,288	$1,260,196	15.9%
Adjusted EBITDA Margin	31.7%	32.9%	120 bps	31.0%	32.8%	180 bps
Reported EPS - Fully Diluted from Continuing Operations	$0.19	$0.09	(51.6%)	$0.41	$0.71	73.2%
Adjusted EPS	$0.26	$0.29	11.5%	$1.07	$1.16	8.4%
Net Income (Loss)	$49,525	$21,478	(56.6%)	$107,233	$185,432	72.9%
AFFO[2]	$169,848	$154,156	(9.2%)	$669,242	$752,269	12.4%
Ordinary Dividends per Share	$0.550	$0.588	6.8%	$2.005	$2.238	11.6%
Weighted Average Fully-diluted Shares Outstanding	264,506	271,498	2.6%	247,267	266,845	7.9%

(1) Please see slide 21 for Storage Net Operating Income reconciliation.
(2) Q4 2016 AFFO has been revised to reflect the new AFFO definition introduced in the Q4 2016 Supplemental Financial Information.

Section I | Section II | Section III | Section IV | Section V | Section VI | Section VII | Section VIII | Section IX | Section X | Section XI

www.ironmountain.com Selected metric definitions are available in the Appendix 5

IRON MOUNTAIN®

2017 Performance vs. Guidance

Financial Performance Outlook
$MM (except per share items)

	2017 R$ Guidance	FY 2017 Results Actual R$	% Growth R$	2017 Actuals at 2017 C$ Rate	% Growth C$
Revenue	$3,750 - $3,840	$3,846	9.5%	$3,788	9.0%
Adjusted EBITDA	$1,250 -$1,280	$1,260	15.9%	$1,240	15.3%
Adjusted EPS	$1.15 - $1.25	$1.16	8.4%	$1.14	7.5%
AFFO(2)	$715 - $760	$752	12.4%	$740	11.6%

Note:
- Maintenance CapEx and non-real estate investment of ~$146mm, compared with our guidance of $150mm.
- Business and acquisitions of customer relationships of ~$206mm, compared with our guidance of $210mm (excluding Data Center acquisitions).

(1) Iron Mountain does not provide a reconciliation of non-GAAP measures that it discusses as part of its annual guidance or long term outlook because certain significant information required for such reconciliation is not available without unreasonable efforts or at all, including, most notably, the impact of exchange rates on Iron Mountain's transactions, loss or gain related to the disposition of real estate and other income or expense. Without this information, Iron Mountain does not believe that a reconciliation would be meaningful.
(2) AFFO 2017 Guidance excludes capital expenditures associated with the integration of Recall.

Section I
Section II
Section III
Section IV
Section V
Section VI
Section VII
Section VIII
Section IX
Section X
Section XI

www.ironmountain.com
Selected metric definitions are available in the Appendix
6

IRON MOUNTAIN®

2018 Guidance Summary(1)

Financial Performance Outlook
$MM (except per share items)

	2017 Actuals at 2018 C$ Rate	2018 Guidance(2)	C$ Change YOY
Revenue	$3,901	$4,160 - $4,260	7% - 9%
Adjusted EBITDA	$1,280	$1,435 - $1,485	12% - 16%
Adjusted EPS	$1.18	$1.00 - $1.20	(15%) - 2%
AFFO(2)	$767	$805 - $865	5% - 13%

Note:
2018 Guidance assumes:

- Expected internal storage rental revenue growth of 3% - 3.5% and total internal revenue growth of 2% - 3%
- Revenue recognition standards: expect to benefit Revenue by $7mm and Adjusted EBITDA by $25mm to $30mm. No benefit is expected for Adjusted EPS or AFFO.
- Interest expense is expected to be $415mm to $425mm and cash taxes to be $65mm to $75mm
- Expect structural tax rate in the range of 18% - 20%
- Assumes full-year weighted average shares outstanding of 287mm
- Real Estate and Non-Real Estate maintenance CapEx and Non-Real Estate Investments expected to be $155mm to $165mm
- Real Estate Investment and Innovation of $150mm to $160mm
- Optimizing real estate portfolio through capital recycling opportunities
- Business acquisitions (~$150mm) plus acquisitions of customer relationships and inducements (~$60mm)
- Data Center growth investment expected to be ~$185mm plus $100mm for Credit Suisse
- Acquisition of Credit Suisse data center closes in Q1 2018 and IO Data Centers closed on January 10, 2018

(1) Iron Mountain does not provide a reconciliation of non-GAAP measures that it discusses as part of its annual guidance or long term outlook because certain significant information required for such reconciliation is not available without unreasonable efforts or at all, including, most notably, the impact of exchange rates on Iron Mountain's transactions, loss or gain related to the disposition of real estate and other income or expense. Without this information, Iron Mountain does not believe that a reconciliation would be meaningful.
(2) AFFO 2018 Guidance excludes capital expenditures associated with the integration of Recall.

Section I | Section II | Section III | Section IV | Section V | Section VI | Section VII | Section VIII | Section IX | Section X | Section XI

www.ironmountain.com

Selected metric definitions are available in the Appendix

7

www.ironmountain.com Selected metric definitions are available in the Appendix Year-over-Year Revenue Growth 8 Service Storage Rental 18.2% 81.8% Service Storage Rental Full Year 2017 Revenue Full Year 2017 Gross Profit 61.8% 38.2% Revenue Growth Rates Reported 8.4% 2.6% 6.1% 11.0% 7.3% 9.5% Less: Impact of FX Rate Changes and Adjustments 1.9% 2.2% 2.0% 0.5% 0.7% 0.5% Constant Currency 6.5% 0.4% 4.1% 10.5% 6.6% 9.0% Less: Impact of Acquisitions and Dispositions 2.3% 0.5% 1.6% 6.6% 6.9% 6.7% Internal Revenue Growth Rate 4.2% (0.1)% 2.5% 3.9% (0.3)% 2.3% Q4 2017 Full Year 2017 Storage Rental Revenue Service Revenue Total Revenue Storage Rental Revenue Service Revenue Total Revenue S e c t i o n   V I I I S e c t i o n I X S e c t i o n V I I S e c t i o n V I S e c t i o n V S e c t i o n I V S e c t i o n I I I S e c t i o n X S e c t i o n I I S e c t i o n I S e c t i o n X I

IRON MOUNTAIN®

Records Management Volume Growth

Total Iron Mountain (684 CuFt MM)

Internal Growth %



1.6%
1.7%
1.8%
1.7%
1.9%
1.4%
1.3%
1.1%
3.2%
1.6%
2.6%
5.8%
-4.8%
-2.0%
27.6%
25.9%
2.6%
6.0%
-4.8%
-2.1%
29.2%
27.4%
2.7%
6.2%
-4.9%
-2.2%
26.3%
24.6%
2.8%
6.3%
-5.0%
-2.3%
25.0%
23.1%
3.0%
6.4%
-5.0%
-2.4%
2.4%
1.0%
2.4%
5.2%
-4.1%
-2.1%
1.4%
0.1%
2.3%
5.0%
-4.0%
-2.1%
1.7%
0.6%
2.2%
4.9%
-3.9%
-2.1%
Q1-16
Q2-16
Q3-16
Q4-16
Q1-17
Q2-17(1)
Q3-17
Q4-17



Percentage of Total Cubic Volume at 12/31/17
North America
Other International
Western Europe
13.9%
25.2%
60.9%

North America (417 CuFt MM)



0.5%
0.3%
1.8%
5.0%
-5.0%
-1.7%
11.6%
11.5%
1.7%
5.1%
-5.1%
-1.6%
11.8%
11.4%
1.9%
5.2%
-5.1%
-1.5%
10.6%
10.5%
1.6%
5.0%
-5.1%
-1.5%
11.0%
10.7%
1.9%
5.0%
-5.0%
-1.6%
0.3%
0.3%
1.6%
4.2%
-4.4%
-1.5%
0.1%
0.3%
1.6%
4.0%
-4.3%
-1.5%
0.0%
0.3%
1.6%
3.9%
-4.3%
-1.5%
Q1-16
Q2-16
Q3-16
Q4-16
Q1-17
Q2-17(1)
Q3-17
Q4-17



13.9%
25.2%
60.9%

Business Acquisitions / Dispositions[(2)] | New Sales[(3)] | New Volume from Existing Customers | Destructions | Outperm/Terms

(1) Q2-17 cube growth has been adjusted to reflect required regulatory divestments in IRM's legacy Australian business.
(2) Represents CuFt acquired at close. CuFt activity post close flows through new sales, new volume from existing customers, destructions, outperms / terms as appropriate. Acquisitions/ dispositions reflects business acquisition volume net of dispositions required by Recall transaction and sale of Russia / Ukraine business.
(3) Acquisitions of customer relationships are included in new sales as the nature of these transactions is similar to new customer wins.

Section I | Section II | Section III | Section IV | Section V | Section VI | Section VII | Section VIII | Section IX | Section X | Section XI

www.ironmountain.com
Selected metric definitions are available in the Appendix
9

IRON MOUNTAIN

Records Management Volume Growth

Western Europe (95 CuFt MM)



Q1-16: 3.0% — 4.4%, 5.0%, -4.1%, -2.3%
Q2-16: 37.8% — 34.1%, 4.8%, 5.5%, -3.9%, -2.6%
Q3-16: 49.3% — 46.1%, 4.4%, 5.8%, -4.3%, -2.7%
Q4-16: 48.4% — 45.7%, 4.9%, 6.3%, -5.8%, -2.7%
Q1-17: 49.2% — 45.5%, 5.7%, 6.9%, -6.2%, -2.6%
Q2-17 (1): 11.7% — 9.2%, 4.3%, 5.1%, -4.8%, -2.1%
Q3-17: 2.0% — 4.0%, 4.7%, -4.4%, -2.3%
Q4-17: 1.7% — 3.9%, 4.6%, -4.0%, -2.7%

Percentage of Total Cubic Volume at 12/31/17



13.9%
25.2%
60.9%

Other International (172 CuFt MM)



Q1-16: 14.6% — 8.2%, 4.5%, 9.5%, -4.2%, -3.3%
Q2-16: 87.0% — 80.2%, 4.8%, 9.9%, -4.3%, -3.7%
Q3-16: 86.9% — 80.4%, 5.2%, 10.5%, -4.6%, -4.5%
Q4-16: 75.1% — 67.5%, 5.9%, 11.4%, -4.4%, -5.3%
Q1-17: 61.7% — 54.6%, 5.4%, 11.2%, -4.2%, -5.3%
Q2-17 (1): 3.0% — 3.3%, 7.6%, -1.4%, -3.6%, -2.8%
Q3-17: 4.3% — 3.0%, 7.8%, -0.2%, -3.5%, -2.7%
Q4-17: 6.0% — 1.8%, 2.6%, 7.6%, -3.2%, -2.8%



13.9%
25.2%
60.9%

Business Acquisitions/ Dispositions[2] | New Sales[3] | New Volume from Existing Customers | Destructions | Outperm/Terms

(1) Q2-17 cube growth has been adjusted to reflect required regulatory divestments in IRM's legacy Australian business.
(2) Represents CuFt acquired at close. CuFt activity post close flows through new sales, new volume from existing customers, destructions, outperms / terms as appropriate. Acquisitions/ dispositions reflects business acquisition volume net of dispositions required by Recall transaction and sale of Russia / Ukraine business.
(3) Acquisitions of customer relationships are included in new sales as the nature of these transactions is similar to new customer wins.

Section I | Section II | Section III | Section IV | Section V | Section VI | Section VII | Section VIII | Section IX | Section X | Section XI

www.ironmountain.com
Selected metric definitions are available in the Appendix
10

IRON MOUNTAIN®

Quarterly Operating Performance

By Reporting Segment	Q4 Results: Q4 2016		Q4 Results: Q4 2017		% Growth: Reported	- Impact of FX Rate Changes and Adjustments	= Constant Currency	- Impact of Acquisitions and Dispositions	= Internal Growth
NA Records and Information Management Business									
Storage Rental	$297,463		$309,322		4.0%	0.5%	3.5%	(0.2)%	3.7%
Service	207,108		210,263		1.5%	0.6%	0.9%	(0.1)%	1.0%
Total Revenues	$504,571		$519,585		3.0%	0.6%	2.4%	(0.2)%	2.6%
Adjusted EBITDA & Margin	210,463	41.7%	228,978	44.1%					
NA Data Management Business									
Storage Rental	$67,968		$68,782		1.2%	(0.6)%	1.8%	0.0%	1.8%
Service	32,483		31,117		(4.2)%	2.2%	(6.4)%	0.0%	(6.4)%
Total Revenues	$100,451		$99,899		(0.6)%	0.3%	(0.9)%	0.0%	(0.9)%
Adjusted EBITDA & Margin	56,534	56.3%	56,173	56.2%					
Western European Business									
Storage Rental	$71,733		$79,091		10.3%	7.6%	2.7%	0.0%	2.7%
Service	47,619		52,631		10.5%	8.2%	2.3%	0.0%	2.3%
Total Revenues	$119,352		$131,722		10.4%	7.9%	2.5%	0.0%	2.5%
Adjusted EBITDA & Margin	34,741	29.1%	45,890	34.8%					
Other International Business									
Storage Rental	$114,098		$128,283		12.4%	3.3%	9.1%	2.3%	6.8%
Service	74,324		75,228		1.2%	2.8%	(1.6)%	(1.8)%	0.2%
Total Revenues	$188,422		$203,511		8.0%	3.1%	4.9%	0.7%	4.2%
Adjusted EBITDA & Margin	51,691	27.4%	55,835	27.4%					
Global Data Center Business									
Storage Rental	$5,510		$12,289		123.0%	0.0%	123.0%	102.5%	20.5%
Service	649		573		(11.6)%	(0.0)%	(11.6)%	21.6%	(33.2)%
Total Revenues	$6,159		$12,862		108.8%	0.0%	108.8%	94.0%	14.8%
Adjusted EBITDA & Margin	1,144	18.6%	2,701	21.0%					
Corporate and Other Business									
Storage Rental	$9,775		$16,181		65.5%	0.0%	65.5%	59.2%	6.3%
Service	5,463		7,475		36.8%	0.0%	36.8%	58.0%	(21.2)%
Total Revenues	$15,238		$23,656		55.2%	0.0%	55.2%	58.7%	(3.5)%
Adjusted EBITDA	(58,068)		(63,033)						
Total									
Storage Rental	$566,547		$613,948		8.4%	1.9%	6.5%	2.3%	4.2%
Service	367,646		377,287		2.6%	2.2%	0.4%	0.5%	(0.1)%
Total Revenues	$934,193		$991,235		6.1%	2.0%	4.1%	1.6%	2.5%
Adjusted EBITDA & Margin	296,505	31.7%	326,544	32.9%					

Section I
Section II
Section III
Section IV
Section V
Section VI
Section VII
Section VIII
Section IX
Section X
Section XI

www.ironmountain.com

Selected metric definitions are available in the Appendix

11

IRON MOUNTAIN

Full Year Operating Performance

By Reporting Segment	Full Year Results: Full Year 2016		Full Year Results: Full Year 2017		% Growth: Reported	- Impact of FX Rate Changes and Adjustments	= Constant Currency	- Impact of Acquisitions and Dispositions	= Internal Growth
NA Records and Information Management Business									
Storage Rental	$1,150,646		$1,221,495		6.2%	0.2%	6.0%	2.8%	3.2%
Service	780,053		828,851		6.3%	0.3%	6.0%	4.9%	1.1%
Total Revenues	$1,930,699		$2,050,346		6.2%	0.2%	6.0%	3.6%	2.4%
Adjusted EBITDA & Margin	775,717	40.2%	884,158	43.1%					
NA Data Management Business									
Storage Rental	$264,148		$276,416		4.6%	(0.2)%	4.8%	2.4%	2.4%
Service	128,666		125,224		(2.7)%	0.6%	(3.3)%	4.5%	(7.8)%
Total Revenues	$392,814		$401,640		2.2%	0.1%	2.1%	3.1%	(1.0)%
Adjusted EBITDA & Margin	224,522	57.2%	223,324	55.6%					
Western European Business									
Storage Rental	$275,659		$303,205		10.0%	(1.9)%	11.9%	9.6%	2.3%
Service	178,552		198,537		11.2%	(1.3)%	12.5%	11.1%	1.4%
Total Revenues	$454,211		$501,742		10.5%	(1.6)%	12.1%	10.1%	2.0%
Adjusted EBITDA & Margin	137,506	30.3%	160,024	31.9%					
Other International Business									
Storage Rental	$393,005		$493,118		25.5%	3.1%	22.4%	15.8%	6.6%
Service	259,511		291,737		12.4%	2.8%	9.6%	10.3%	(0.7)%
Total Revenues	$652,516		$784,855		20.3%	3.0%	17.3%	13.6%	3.7%
Adjusted EBITDA & Margin	169,042	25.9%	226,430	28.8%					
Global Data Center Business									
Storage Rental	$22,026		$35,839		62.7%	0.0%	62.7%	33.7%	29.0%
Service	2,223		1,855		(16.6)%	0.0%	(16.6)%	8.2%	(24.8)%
Total Revenues	$24,249		$37,694		55.4%	0.0%	55.4%	31.4%	24.0%
Adjusted EBITDA & Margin	6,212	25.6%	11,275	29.9%					
Corporate and Other Business									
Storage Rental	$37,421		$47,484		26.9%	0.0%	26.9%	22.9%	4.0%
Service	19,543		21,817		11.6%	0.0%	11.6%	20.3%	(8.7)%
Total Revenues	$56,964		$69,301		21.7%	0.0%	21.7%	22.0%	(0.3)%
Adjusted EBITDA	(225,711)		(245,015)						
Total									
Storage Rental	$2,142,905		$2,377,557		11.0%	0.5%	10.5%	6.6%	3.9%
Service	1,368,548		1,468,021		7.3%	0.7%	6.6%	6.9%	(0.3)%
Total Revenues	$3,511,453		$3,845,578		9.5%	0.5%	9.0%	6.7%	2.3%
Adjusted EBITDA & Margin	1,087,288	31.0%	1,260,196	32.8%					

Section I
Section II
Section III
Section IV
Section V
Section VI
Section VII
Section VIII
Section IX
Section X
Section XI

www.ironmountain.com
Selected metric definitions are available in the Appendix
12

IRON MOUNTAIN®

Consolidated Balance Sheets

ASSETS	12/31/2016	12/31/2017
Current Assets:		
Cash and Cash Equivalents	$236,484	$925,699
Accounts Receivable, Net	691,249	835,742
Other Current Assets	184,374	188,874
Total Current Assets	1,112,107	1,950,315
Property, Plant and Equipment:		
Property, Plant and Equipment	5,535,783	6,251,100
Less: Accumulated Depreciation	(2,452,457)	(2,833,421)
Property, Plant and Equipment, Net	3,083,326	3,417,679
Other Assets, Net:		
Goodwill	3,905,021	4,070,267
Other Non-current Assets, Net:	1,386,346	1,534,141
Total Other Assets, Net	5,291,367	5,604,408
Total Assets	**$9,486,800**	**$10,972,402**
LIABILITIES AND EQUITY		
Current Liabilities:		
Current Portion of Long-term Debt	$172,975	$146,300
Other Current Liabilities	873,582	1,183,873
Total Current Liabilities	1,046,557	1,330,173
Long-term Debt, Net of Current Portion	**6,078,206**	**6,896,971**
Other Long-term Liabilities[(1)]	425,366	446,416
Total Long-term Liabilities	6,503,572	7,343,387
Total Liabilities	**$7,550,129**	**$8,673,560**
Equity		
Total Stockholders' Equity	$1,936,547	$2,297,438
Noncontrolling Interests	124	1,404
Total Equity	1,936,671	2,298,842
Total Liabilities and Equity	**$9,486,800**	**$10,972,402**

Section I | Section II | Section III | Section IV | Section V | Section VI | Section VII | Section VIII | Section IX | Section X | Section XI

(1) Includes redeemable noncontrolling interests of $55mm and $91mm as of December 31, 2016 and December 31, 2017, respectively.

www.ironmountain.com Selected metric definitions are available in the Appendix 13

IRON MOUNTAIN

Consolidated Statements of Operations

	Q4 2016	Q4 2017	% Change	Full Year 2016	Full Year 2017	% Change
Revenues:						
Storage Rental	$566,547	$613,948	8.4%	$2,142,905	$2,377,557	11.0%
Service	367,646	377,287	2.6%	1,368,548	1,468,021	7.3%
Total Revenues	**$934,193**	**$991,235**	**6.1%**	**$3,511,453**	**$3,845,578**	**9.5%**
Operating Expenses:						
Cost of Sales (excluding Depreciation and Amortization)(1)	416,215	426,000	2.4%	1,567,777	1,685,318	7.5%
Selling, General and Administrative(2)	250,545	264,997	5.8%	988,332	984,965	(0.3)%
Depreciation and Amortization	125,430	141,057	12.5%	452,326	522,376	15.5%
Intangible Impairments	-	3,011	n/a	-	3,011	n/a
Loss (Gain) on Disposal/Write-Down of PP&E (excluding Real Estate), Net	2,543	1,765	(30.6)%	1,412	799	(43.4)%
Total Operating Expenses	**794,733**	**836,830**	**5.3%**	**3,009,847**	**3,196,469**	**6.2%**
Operating Income (Loss)	**139,460**	**154,405**	**10.7%**	**501,606**	**649,109**	**29.4%**
Interest Expense, Net	85,434	88,565	3.7%	310,662	353,575	13.8%
Foreign Currency Transaction (Gain) / Loss	5,077	15,348	n/a	20,413	43,248	n/a
Debt Extinguishment Expense	-	30,070	n/a	9,283	78,368	n/a
Other Expense (Income), Net	2,217	263	(88.1%)	14,604	(42,187)	n/a
Income (Loss) before Provision (Benefit) for Income Taxes and Gain on Sale of Real Estate	**46,732**	**20,159**	**(56.9)%**	**146,644**	**216,105**	**47.4%**
Provision (Benefit) for Income Taxes	(1,213)	(3,550)	n/a	44,944	25,947	(42.3)%
(Gain) Loss on Sale of Real Estate, Net of Tax	(1,855)	(640)	(65.5)%	(2,180)	(1,565)	(28.2)%
Income (Loss) from Continuing Operations	**49,800**	**24,349**	**(51.1)%**	**103,880**	**191,723**	**84.6%**
Income (Loss) from Discontinued Operations, Net of Tax	(275)	(2,871)	n/a	3,353	(6,291)	n/a
Net Income (Loss)	49,525	21,478	(56.6)%	107,233	185,432	72.9%
Less: Net Income (Loss) Attributable to Noncontrolling Interests	587	(1,242)	n/a	2,409	1,611	(33.1)%
Net Income (Loss) Attributable to Iron Mountain Incorporated	**$48,938**	**$22,720**	**(53.6)%**	**$104,824**	**$183,821**	**75.4%**
Earnings (Losses) per Share - Basic:						
Income (Loss) from Continuing Operations	$0.19	$0.09	(52.6)%	$0.41	$0.71	73.2%
Total Income (Loss) from Discontinued Operations	$0.00	($0.01)	n/a	$0.01	($0.02)	n/a
Net Income (Loss) Attributable to Iron Mountain Incorporated	**$0.19**	**$0.08**	**(57.9)%**	**$0.43**	**$0.69**	**60.5%**
Earnings (Losses) per Share - Diluted:						
Income (Loss) from Continuing Operations	$0.19	$0.09	(52.6)%	$0.41	$0.71	73.2%
Total Income (Loss) from Discontinued Operations	$0.00	($0.01)	n/a	$0.01	($0.02)	n/a
Net Income (Loss) Attributable to Iron Mountain Incorporated	**$0.19**	**$0.08**	**(57.9)%**	**$0.42**	**$0.69**	**64.3%**
Weighted Average Common Shares Outstanding - Basic	263,528	270,321	2.6%	246,178	265,898	8.0%
Weighted Average Common Shares Outstanding - Diluted	264,506	271,498	2.6%	247,267	266,845	7.9%

(1) Includes $7.2mm and $4.5mm of Recall Costs in Q4 2016 and Q4 2017, respectively, and $12.0mm and $20.5mm of Recall Costs in full year 2016 and full year 2017, respectively.
(2) Includes $21.9mm and $21.8mm of Recall Costs in Q4 2016 and Q4 2017, respectively, and $120.0mm and $64.4mm of Recall Costs in full year 2016 and full year 2017, respectively.

Section I Section II Section III Section IV Section V Section VI Section VII Section VIII Section IX Section X Section XI

www.ironmountain.com Selected metric definitions are available in the Appendix 14

IRON MOUNTAIN

Reconciliation of Income (Loss) from Continuing Operations to Adjusted EBITDA

	Q4 2016	Q4 2017	% Change	Full Year 2016	Full Year 2017	% Change
Income from Continuing Operations	**$49,800**	**$24,349**	**(51.1)%**	**$103,880**	**$191,723**	**84.6%**
Add / (Deduct):						
Interest Expense, Net	85,434	88,565	3.7%	310,662	353,575	13.8%
Provision (Benefit) for Income Taxes	(1,213)	(3,550)	n/a	44,944	25,947	(42.3)%
(Gain) Loss on Sale of Real Estate, Net of Tax[(1)]	(1,855)	(640)	(65.5)%	(2,180)	(1,565)	(28.2)%
Debt Extinguishment Expense	-	30,070	n/a	9,283	78,368	n/a
Foreign Currency Transaction Losses (Gains)[(2)]	5,077	15,348	n/a	20,413	43,248	n/a
Other Expense (Income), Net[(3)]	2,217	263	(88.2)%	14,604	(42,187)	n/a
Recall Costs	29,072	26,307	(9.5)%	131,944	84,901	(35.7)%
Intangible Impairments	-	3,011	n/a	-	3,011	n/a
Loss (Gain) on Disposal/Write-Dow n of PP&E (excluding Real Estate), Net	2,543	1,765	(30.6)%	1,412	799	(43.4)%
Depreciation and Amortization	125,430	141,057	12.5%	452,326	522,376	15.5%
Adjusted EBITDA	**$296,505**	**$326,544**	**10.1%**	**$1,087,288**	**$1,260,196**	**15.9%**

Section I
Section II
Section III
Section IV
Section V
Section VI
Section VII
Section VIII
Section IX
Section X
Section XI

(1) Net of tax provision of $0.1mm and $(0.6)mm in Q4 2016 and Q4 2017, and includes $0.1mm and $0.0mm in full year 2016 and full year 2017, respectively.
(2) Includes realized and unrealized FX (gains) losses.
(3) Other Expense (Income), Net for full year 2017 includes a gain of approximately $38.9 million recognized in Q2 2017 associated with the sale of our business in Russia and Ukraine.

www.ironmountain.com Selected metric definitions are available in the Appendix 15

IRON MOUNTAIN®

Reconciliation of Reported Earnings per Share to Adjusted Earnings per Share

	Q4 2016	Q4 2017	% Change	Full Year 2016	Full Year 2017	% Change
Reported EPS - Fully Diluted from Continuing Operations	$0.19	$ 0.09	(52.6)%	$ 0.41	$ 0.71	73.2%
Add (Deduct):						
Gain on Sale of Real Estate, Net of Tax	(0.01)	(0.00)		(0.01)	(0.01)	
Intangible Impairments	-	0.01		-	0.01	
Income (Loss) Attributable to Noncontrolling Interests	-	-		0.01	0.01	
Debt Extinguishment Expense	-	0.11		0.04	0.29	
Foreign Currency Transaction Losses (Gains)	0.02	0.06		0.08	0.16	
Other Expense (Income), Net	0.01	0.00		0.06	(0.16)	
Loss (Gain) on Disposal/Write-Down of PP&E (excluding Real Estate), Net	0.01	0.01		0.01	0.00	
Recall Costs	0.11	0.10		0.53	0.32	
Tax Impact of Reconciling Items and Discrete Tax Items(1)	(0.06)	(0.08)		(0.06)	(0.19)	
Adjusted EPS - Fully Diluted from Continuing Operations	$ 0.26	$ 0.29	11.5%	$ 1.07	$ 1.16	8.4%

(1) The difference between our effective tax rate and our structural tax rate (or adjusted effective tax rate) for the three and twelve months ended December 31, 2016 and 2017, respectively, is primarily due to (i) the reconciling items above, which impact our reported income (loss) from continuing operations before provision (benefit) for income taxes but have an insignificant impact on our reported provision (benefit) for income taxes and (ii) other discrete tax items. Our structural tax rate for purposes of the calculation of Adjusted EPS was 18.5% for the three and twelve months ended December 31, 2016 and 19.7% for the three and twelve months ended December 31, 2017. The Tax Impact of Reconciling Items and Discrete Tax Items is calculated using the current quarter's estimate of the annual structural tax rate for both the three and full year periods. This may result in the current period adjustment plus prior reported quarterly adjustments to not sum to the full year adjustment.

Section I | Section II | Section III | Section IV | Section V | Section VI | Section VII | Section VIII | Section IX | Section X | Section XI

www.ironmountain.com Selected metric definitions are available in the Appendix 16

IRON MOUNTAIN

Reconciliation of Net Income to FFO & AFFO

	Q4 2016	Q4 2017	% Change	Full Year 2016	Full Year 2017	% Change
Net Income	$49,525	$21,478	(56.6)%	$107,233	$185,432	72.9%
Add / (Deduct):						
Real Estate Depreciation	61,221	65,885		226,258	259,287	
(Gain) Loss on Sale of Real Estate, Net of Tax	(1,855)	(640)		(2,180)	(1,565)	
FFO (Nareit)	$108,891	$86,723	(20.4)%	$331,311	$443,154	33.8%
Add / (Deduct):						
(Gain) Loss on Disposal/Write-Down of PP&E (excluding Real Estate), Net	2,543	1,765		1,412	799	
Foreign Currency Transaction (Gains) Losses[1]	5,077	15,348		20,413	43,248	
Debt Extinguishment Expense	-	30,070		9,283	78,368	
(Income) Other Expense, Net	2,217	263		14,604	(42,187)	
Intangible Impairments	-	3,011		-	3,011	
Tax Impact of Reconciling Items and Discrete Tax Items[2]	(17,049)	(22,673)		(15,019)	(49,865)	
(Income) Loss from Discontinued Operations, Net of Tax	275	2,871		(3,353)	6,291	
Recall Costs	29,072	26,307		131,944	84,901	
FFO (Normalized)	$131,026	$143,685	9.7%	$490,595	$567,720	15.7%
Add / (Deduct):						
Non-Real Estate Depreciation	37,308	37,918		139,268	146,996	
Amortization of Customer Relationship Intangible Assets	26,899	37,265		86,800	116,093	
Amortization of Deferred Financing Costs	3,911	3,058		13,151	14,962	
Revenue Reduction Associated with Amortization of Permanent Withdrawal Fees	3,170	2,627		12,217	11,253	
Non-Cash Rent Expense (Income)	(1,116)	(245)		(2,086)	5,239	
Stock-based Compensation Expense	7,106	7,166		28,976	30,019	
Reconciliation to Normalized Cash Taxes[3]	6,145	(5,060)		16,127	6,548	
Less:						
Non-Real Estate Investment[4]	11,242	23,063		32,696	41,908	
Real Estate, Data Center and Non-Real Estate Maintenance CapEx[5]	33,359	49,195		83,110	104,653	
AFFO	$169,848	$154,156	(9.2)%	$669,242	$752,269	12.4%
Per Share Amounts (Fully Diluted Shares)						
FFO (Nareit)	$0.41	$0.32	(22.0)%	$1.34	$1.66	23.9%
FFO (Normalized)	$0.50	$0.53	6.0%	$1.98	$2.13	7.6%
Weighted Average Common Shares Outstanding - Basic	263,528	270,321	2.6%	246,178	265,898	8.0%
Weighted Average Common Shares Outstanding - Diluted	264,506	271,498	2.6%	247,267	266,845	7.9%

(1) Includes realized and unrealized FX (gains) losses.
(2) Calculated as actual cash taxes less current tax provision and other one-time cash tax items, to reflect actual cash tax (impact)/benefit to AFFO.
(3) Our structural tax rate for purposes of calculation of Adjusted EPS and FFO (Normalized) was 19.7% for the three and twelve months ended December 31, 2017. For 2016, the structural tax rate was 18.5% for the three and twelve months ended December 31, 2016. The Tax Impact of Reconciling Items and Discrete Tax Items is calculated using the current quarter's estimate of the annual structural tax rate for both the three months and full year periods. This may result in the current period adjustment plus prior reported quarterly adjustments to not sum to the full year adjustment.
(4) Non-Real Estate Investment excludes Recall integration CapEx of $3.2mm and $3.7mm in Q4 2016 and Q4 2017, respectively, and Recall integration CapEx of $9.7mm and $18.6mm in full year 2016 and full year 2017, respectively. Includes Non-Real Estate Investment associated with data center business of $4.2mm in Q4 2017 and full year 2017.
(5) Maintenance CapEx excludes Recall integration maintenance expense of $0.8mm and $0.9mm in Q4 2016 and Q4 2017, respectively, and Recall integration maintenance expense of $1.2mm and $3.1mm in full year 2016 and full year 2017, respectively.

Section I | Section II | Section III | Section IV | Section V | Section VI | Section VII | Section VIII | Section IX | Section X | Section XI

www.ironmountain.com Selected metric definitions are available in the Appendix 17

IRON MOUNTAIN

Reconciliation of Cash Flow from Operations to AFFO

	Q4 2016	Q4 2017	% Change	Full Year 2016	Full Year 2017	% Change
Cash Flow from from Operating Activities-Continuing Operations	**122,264**	**201,969**	**65.2%**	**541,216**	**724,259**	**33.8%**
Adjust for:						
Tax on Gain from Disposition of Real Estate	95	(641)	n/a	129	-	n/a
Tax Impact of Reconciling Items and Discrete Tax Items Net of Deferred Tax	11,123	(14,522)	n/a	35,349	(13,495)	n/a
Reconciliation to Normalized Cash Taxes[1]	6,145	(5,060)	n/a	16,127	6,548	(59.4%)
Recall Costs	29,072	26,307	(9.5%)	131,944	84,901	(35.7%)
Working Capital Adjustments[2]	44,075	17,865	(59.5%)	60,813	101,951	67.6%
Non-Real Estate Investment CapEx[3]	(11,242)	(23,063)	n/a	(32,696)	(41,908)	28.2%
Real Estate, Data Center and Non-Real Estate Maintenance CapEx[4]	(33,359)	(49,195)	47.5%	(83,110)	(104,653)	25.9%
Other and FX[5]	1,675	496	(70.4)%	(530)	(5,334)	n/a
AFFO	**$169,848**	**$154,156**	**(9.2)%**	**$669,242**	**$752,269**	**12.4%**

(1) Calculated as actual cash taxes less current tax provision and other one-time cash tax items, to reflect actual cash tax (impact)/benefit to AFFO.
(2) Working capital adjustments in Q4 2017 are driven primarily by changes in accounts receivables, accrued expenses, and dividends payable.
(3) Non-Real Estate Investment CapEx excludes $3.2mm and $3.7mm of Recall integration CapEx in Q4 2016 and Q4 2017, respectively, and $9.7mm and $18.6mm of Recall integration CapEx in full year 2016 and full year 2017, respectively. Includes Non-Real Estate Investment associated with data center business of $4.2mm in Q4 2017 and full year 2017.
(4) Real Estate and Non-Real Estate Maintenance CapEx excludes $0.8mm and $0.9mm of Recall integration CapEx in Q4 2016 and Q4 2017, respectively, and $1.2mm and $3.1mm of Recall integration CapEx in full year 2016 and full year 2017, respectively.
(5) Includes Large Volume Accounts ("LVA") amortization and foreign currency adjustments.

Section I | Section II | Section III | Section IV | Section V | Section VI | Section VII | Section VIII | Section IX | Section X | Section XI

www.ironmountain.com

Selected metric definitions are available in the Appendix

18

IRON MOUNTAIN

Quarterly and Full Year Revenue Growth Bridge ($mm)

Fourth Quarter



6% Reported R$
4% C$
$934
$18
$952
$39
$991
Q4 2016 Revenue - Reported $
FX Impact at Q4 2017 FX Rates
Q4 2016 Revenue at Q4 2017 FX Rates
Revenue Growth Excluding FX Benefit
Q4 2017 Revenue - Reported $

Full Year



10% Reported R$
9% C$
$3,511
$20
$3,531
$228
$87
$3,846
FY 2016 Revenue - Reported $
FX Impact at FY 2017 FX Rates
FY 2016 Revenue at FY 2017 FX Rates
Benefit from 4 Additional Months of Recall
Revenue Growth Excluding FX Benefit
FY 2017 Revenue - Reported $

Section I
Section II
Section III
Section IV
Section V
Section VI
Section VII
Section VIII
Section IX
Section X
Section XI

www.ironmountain.com

Selected metric definitions are available in the Appendix

19

IRON MOUNTAIN®

Quarterly and Full Year Adjusted EBITDA Bridge ($mm)

Section I
Section II
Section III
Section IV
Section V
Section VI
Section VII
Section VIII
Section IX
Section X
Section XI


Fourth Quarter
10% Reported R$
8% C$
$297
$6
$303
$24
$327
Q4 2016 Adjusted EBITDA - Reported $
FX Impact at Q4 2017 FX Rates
Q4 2016 Adjusted EBITDA at Q4 2017 FX Rates
Growth Excluding FX Benefit
Q4 2017 Adjusted EBITDA - Reported $


Full Year
16% Reported R$
15% C$
$1,087
$6
$1,093
$48
$119
$1,260
FY 2016 Adjusted EBITDA - Reported $
FX Impact at FY 2017 FX Rates
FY 2016 Adjusted EBITDA at FY 2017 FX Rates
Benefit from 4 Additional Months of Recall
Growth Excluding FX Benefit
FY 2017 Adjusted EBITDA - Reported $

www.ironmountain.com
Selected metric definitions are available in the Appendix
20

IRON MOUNTAIN®

Storage and Service Reconciliation

	Q4 2016	Q4 2017	% Change	Full Year 2016	Full Year 2017	% Change
Total Storage Revenue	**$566,547**	**$613,948**	**8.4%**	**$2,142,905**	**$2,377,557**	**11.0%**
Add: Permanent Withdraw al Fees	5,682	6,537	15.0%	21,784	24,238	11.3%
Adjusted Storage Revenue	**$572,229**	**$620,485**	**8.4%**	**$2,164,689**	**$2,401,795**	**11.0%**
Total Service Revenue	**$367,646**	**$377,287**	**2.6%**	**$1,368,548**	**$1,468,021**	**7.3%**
Less: Permanent Withdraw al Fees	(5,682)	(6,537)	15.0%	(21,784)	(24,238)	11.3%
Adjusted Service Revenue	**$361,964**	**$370,750**	**2.4%**	**$1,346,764**	**$1,443,783**	**7.2%**
Storage Cost of Sales (COS)						
Storage COS Excluding Rent	71,131	76,439	7.5%	274,913	299,317	8.9%
Storage Rent	70,938	73,949	4.2%	262,327	294,707	12.3%
Total Storage COS	**142,069**	**150,388**	**5.9%**	**537,240**	**594,024**	**10.6%**
Service Cost of Sales (COS)						
Service COS Excluding Rent	264,157	267,954	1.4%	1,005,865	1,058,018	5.2%
Service Rent	2,814	3,185	13.2%	12,709	12,783	0.6%
Total Service COS	**266,971**	**271,139**	**1.6%**	**1,018,574**	**1,070,801**	**5.1%**
Recall Cost of Sales Expenses	7,175	4,474	(37.6%)	11,963	20,493	71.3%
Total COS	**$416,215**	**$426,001**	**2.4%**	**$1,567,777**	**$1,685,318**	**7.5%**
SG&A Costs						
Storage Overhead	32,483	37,624	15.8%	130,201	134,612	3.4%
Service Overhead	23,161	24,909	7.5%	92,115	90,789	(1.4%)
Corporate Overhead	110,158	114,393	3.8%	407,858	442,039	8.4%
Recall Costs Included in SG&A	21,897	21,833	(0.3%)	119,981	64,408	(46.3%)
Sales and Marketing	62,846	66,238	5.4%	238,177	253,117	6.3%
Total SG&A	**$250,545**	**$264,997**	**5.8%**	**$988,332**	**$984,965**	**(0.3%)**
Adjusted EBITDA						
Total Storage Adjusted EBITDA	397,677	432,473	8.7%	1,497,248	1,673,159	11.7%
Total Service Adjusted EBITDA	71,832	74,702	4.0%	236,075	282,193	19.5%
Less: Corporate Overhead and Sales and Marketing	(173,004)	(180,631)	4.4%	(646,035)	(695,156)	7.6%
Total Adjusted EBITDA	**$296,505**	**$326,544**	**10.1%**	**$1,087,288**	**$1,260,196**	**15.9%**

Section I
Section II
Section III
Section IV
Section V
Section VI
Section VII
Section VIII
Section IX
Section X
Section XI

www.ironmountain.com
Selected metric definitions are available in the Appendix
21

IRON MOUNTAIN

Storage Net Operating Income (NOI)

	Q4 2016	Q4 2017	% Change	Full Year 2016	Full Year 2017	% Change
Revenue from Storage Rental Activities						
Records Management	$447,371	$476,653	6.5%	$1,686,805	$1,863,447	10.5%
Data Protection	85,845	89,574	4.3%	329,585	355,821	8.0%
Data Center	5,510	12,289	n/a	22,026	35,839	62.7%
Other[1]	27,821	35,432	27.4%	104,489	122,450	17.2%
Total Storage Rental	**$566,547**	**$613,948**	**8.4%**	**$2,142,905**	**$2,377,557**	**11.0%**
Terminations/Permanent Withdraw al Fees	5,682	6,537	15.0%	21,784	24,238	11.3%
Total Revenue from Adjusted Storage Rental Activities	**$572,229**	**$620,485**	**8.4%**	**$2,164,689**	**$2,401,795**	**11.0%**
Less: Storage Rental Expenses						
Facility Costs[2]	131,529	137,591	4.6%	492,685	548,371	11.3%
Storage Rental Labor	3,320	3,220	(3.0)%	15,472	12,918	(16.5)%
Other Storage Rental Expenses	7,220	9,577	32.6%	29,083	32,735	12.6%
Storage Cost of Sales	**142,069**	**150,388**	**5.9%**	**537,240**	**594,024**	**10.6%**
Allocated Overhead[3]	32,483	37,624	15.8%	130,201	134,612	3.4%
Total Storage Rental Expenses	**174,552**	**188,012**	**7.7%**	**667,441**	**728,636**	**9.2%**
Total Storage Adjusted EBITDA	**$397,677**	**$432,473**	**8.7%**	**$1,497,248**	**$1,673,159**	**11.7%**
Total Storage Adjusted EBITDA Margin	69.5%	69.7%	20 bps	69.2%	69.7%	50 bps
Storage Rent	70,938	73,949	4.2%	262,327	294,707	12.3%
Storage Rental Expenses (excluding Storage Rent)	**$103,614**	**$114,063**	**10.1%**	**$405,114**	**$433,929**	**7.1%**
Storage Net Operating Income	**$468,615**	**$506,422**	**8.1%**	**$1,759,575**	**$1,967,866**	**11.8%**
Storage Net Operating Income Margin	81.9%	81.6%	-30 bps	81.3%	81.9%	60 bps

(1) Includes Fine Art Storage, Consumer Storage, Technology Escrow Services, Digital Storage, Fulfillment Services, Information Governance and Digital Solutions, Entertainment Services and other ancillary storage revenues.
(2) Includes Rent Expense, Building Maintenance, Property Taxes, Utilities and Insurance costs.
(3) Refer to page 21 and Appendix for overhead allocations and definitions.

Section I | Section II | Section III | Section IV | Section V | Section VI | Section VII | Section VIII | Section IX | Section X | Section XI

www.ironmountain.com Selected metric definitions are available in the Appendix 22

IRON MOUNTAIN®

Service Business Detail

	Q4 2016	Q4 2017	% Change	Full Year 2016	Full Year 2017	% Change
Service Operations Revenue by Product Line						
Records Management	$166,056	$174,264	4.9%	$645,427	$671,195	4.0%
Data Protection	42,882	41,046	(4.3)%	170,969	164,158	(4.0)%
Shredding	89,524	94,346	5.4%	322,559	375,463	16.4%
Data Center	649	573	(11.7)%	2,223	1,855	(16.6)%
Other[1]	68,535	67,058	(2.2)%	227,370	255,350	12.3%
Total Service Revenue	**$367,646**	**$377,287**	**2.6%**	**$1,368,548**	**$1,468,021**	**7.3%**
Less: Terminations/Permanent Withdraw al Fees	5,682	6,537	15.0%	21,784	24,238	11.3%
Adjusted Service Revenue	**$361,964**	**$370,750**	**2.4%**	**$1,346,764**	**$1,443,783**	**7.2%**
Less: Service Expenses						
Facility Costs[2]	7,519	8,157	8.5%	30,010	32,742	9.1%
Service Labor	192,150	194,568	1.3%	741,053	773,397	4.4%
Other Service Expenses	67,302	68,414	1.7%	247,511	264,662	6.9%
Service Cost of Sales	**266,971**	**271,139**	**1.6%**	**1,018,574**	**1,070,801**	**5.1%**
Allocated Overhead[3]	23,161	24,909	7.5%	92,115	90,789	(1.4)%
Total Service Expenses	**290,132**	**296,048**	**2.0%**	**1,110,689**	**1,161,590**	**4.6%**
Total Service Adjusted EBITDA	**$71,832**	**$74,702**	**4.0%**	**$236,075**	**$282,193**	**19.5%**
Total Service Adjusted EBITDA Margin	19.8%	20.1%	30 bps	17.5%	19.5%	200 bps
Service Rent	2,814	3,185	13.2%	12,709	12,783	0.6%
Total Service Adjusted EBITDAR	**$74,646**	**$77,887**	**4.3%**	**$248,784**	**$294,976**	**18.6%**
Total Service Adjusted EBITDAR Margin	20.6%	21.0%	40 bps	18.5%	20.4%	200 bps

Section I | Section II | Section III | Section IV | Section V | Section VI | Section VII | Section VIII | Section IX | Section X | Section XI

(1) Includes Fine Art Storage, Consumer Storage, Technology Escrow Services, Consulting, Fulfillment Services, Information Governance and Digital Solutions, Entertainment Services and other ancillary services.
(2) Includes Building Maintenance, Property Taxes, Utilities, Facility Rent and Insurance costs for shredding, imaging and other services.
(3) Refer to page 21 and Appendix for overhead allocations and definitions.

www.ironmountain.com Selected metric definitions are available in the Appendix 23

IRON MOUNTAIN

Gross Book Value of Real Estate Assets

	As of 12/31/2017
Real Estate Assets	
Storage Operations	
Land	$305,794
Buildings & Building Improvements	1,970,468
Leasehold Improvements	536,814
Racking	1,819,269
Construction In Progress	54,013
Total Storage Gross Book Value	**$4,686,358**
Service Operations	
Land	$9,103
Buildings & Building Improvements	68,692
Leasehold Improvements	55,886
Racking	177,325
Construction In Progress	1,962
Total Service Gross Book Value	**$312,968**
Total Real Estate Gross Book Value	**$4,999,326**
Non-Real Estate Assets	
All Other Non-Real Estate Assets Gross Book Value[(1)]	**1,251,775**
Total PP&E Gross Book Value	**$6,251,100**

Section I
Section II
Section III
Section IV
Section V
Section VI
Section VII
Section VIII
Section IX
Section X
Section XI

(1) Includes warehouse equipment, vehicles, furniture, fixtures, computer hardware and software.

www.ironmountain.com
Selected metric definitions are available in the Appendix
24

www.ironmountain.com Selected metric definitions are available in the Appendix Lease Obligations(1) (1) Includes capital and operating lease obligations. (2) Reflects month to month leases and predominantly short term occupancies. Weighted Average Remaining Lease Obligations (exercise of all extension options): 11.8 years 2027 4.1% 2026 3.1% 2025 5.3% 2024 3.9% 2023 2.7% 2022 3.5% 2021 Thereafter 54.5% 2028 2.8% 4.1% 2020 4.5% 2019 4.7% 2018 6.8% Facility Lease Expirations (% of total square feet subject to lease) 12/31/2017 Assuming Exercise of All Extension Options 25 (2) S e c t i o n   V I I I S e c t i o n I X S e c t i o n V I I S e c t i o n V I S e c t i o n V S e c t i o n I V S e c t i o n I I I S e c t i o n X S e c t i o n I I S e c t i o n I S e c t i o n X I

IRON MOUNTAIN

Global Real Estate Portfolio[1]

(000s, except for number of buildings)

Top Ten Markets Owned, United States	Sq. Feet Owned
Northern New Jersey	2,099
Boston	1,428
Chicago	1,282
Dallas	1,075
Los Angeles	1,040
Houston	923
Philadelphia	858
New York	825
Baltimore / Washington	777
San Francisco Bay Area	742

Top Ten Markets Owned, International	Sq. Feet Owned
London, UK	1,102
Paris, France	807
Montreal, Canada	552
Buenos Aires, Argentina	470
Mexico City, Mexico	452
Toronto, Canada	434
Lima District, Peru	302
Edinburgh, UK	289
Singapore, Singapore	274
Calgary, Canada	270

As of 9/30/2017

	Owned Facilities		Leased Facilities		Total	
	Buildings	Sq. Ft.	Buildings	Sq. Ft.	Buildings	Sq. Ft.
North America	201	21,972	556	34,658	757	56,630
Europe[2]	60	3,575	278	11,727	338	15,302
Latin America	36	1,914	98	5,017	134	6,932
Asia	8	455	194	7,476	202	7,931
International	105	5,945	570	24,219	675	30,164
Total[3]	307	27,917	1,126	58,877	1,433	86,794

Q4 2017 Additions & Expansions

	Owned Facilities		Leased Facilities[4]		Total	
	Buildings	Sq. Ft.	Buildings	Sq. Ft.	Buildings	Sq. Ft.
North America	2	18	7	178	9	195
Europe[2]	-	-	4	38	4	38
Latin America	-	-	4	238	4	238
Asia	-	-	26	1,274	26	1,274
International	-	-	34	1,550	34	1,550
Total	2	18	41	1,728	43	1,745

Q4 2017 Dispositions & Move Outs

	Owned Facilities		Leased Facilities		Total	
	Buildings	Sq. Ft.	Buildings	Sq. Ft.	Buildings	Sq. Ft.
North America	-	-	(15)	(656)	(15)	(656)
Europe[2]	-	-	(13)	(212)	(13)	(212)
Latin America	-	-	(3)	(96)	(3)	(96)
Asia	-	-	(5)	(90)	(5)	(90)
International	-	-	(21)	(398)	(21)	(398)
Total	-	-	(36)	(1,054)	(36)	(1,054)

As of 12/31/2017

	Owned Facilities		Leased Facilities		Total	
	Buildings	Sq. Ft.	Buildings	Sq. Ft.	Buildings	Sq. Ft.
North America[5]	203	21,990	548	34,180	751	56,170
Europe[2]	60	3,575	269	11,553	329	15,128
Latin America	36	1,914	99	5,159	135	7,074
Asia	8	455	215	8,659	223	9,114
International	104	5,945	583	25,371	687	31,316
Total	307	27,935	1,131	59,551	1,438	87,486
Total %	21.3%	31.9%	78.7%	68.1%		

(1) Includes real estate held in joint ventures.
(2) Includes South Africa and United Arab Emirates.
(3) Reflects adjustments to previous periods due to refinements to real estate basis.
(4) Out of the 41 leased building additions and expansions, 20 were the result of acquiring leases in business acquisitions and leased buildings related to acquisitions of customer relationships.
(5) Includes 3 owned facilities and 2 leased facilities with 534 Sq.Ft. and 218 Sq. Ft., respectively.

Section I | Section II | Section III | Section IV | Section V | Section VI | Section VII | Section VIII | Section IX | Section X | Section XI

www.ironmountain.com Selected metric definitions are available in the Appendix 26

IRON MOUNTAIN

Revenue from Rental Activities and Storage NOI per Racked Square Foot

Square Footage by Region

	As of December 31, 2017				
	North America	Europe[1]	Latin America	Asia	Total
Records Management Racked Space	40,278	11,066	5,025	5,482	61,851
Data Protection Racked Space	713	142	60	33	949
Other[2]	15,178	3,919	1,989	3,599	24,686
Total	56,170	15,128	7,074	9,114	87,486

Annualized Revenue from Rental Activities and Storage NOI per Racked Square Foot[3]

	Q4 2017 Annualized	
	Revenue	NOI
North America		
Records Management $ per Sq Ft	$29.97	$24.78
Data Protection $ per Sq Ft	$361.22	$329.22
Europe[1]	$37.47	$32.71
Latin America	$38.38	$33.72
Asia	$38.26	$33.25
Total	$36.48	$31.12

Section I
Section II
Section III
Section IV
Section V
Section VI
Section VII
Section VIII
Section IX
Section X
Section XI

(1) Includes South Africa and United Arab Emirates.
(2) Includes loading docks, unracked space, office space, common areas, as well as space in service-related facilities.
(3) Excludes Revenue and NOI associated with Technology Escrow Services, Fulfillment Services, Data Center, Entertainment Services, Fine Art Storage, Consumer Storage and other ancillary storage revenue.

www.ironmountain.com Selected metric definitions are available in the Appendix 27

www.ironmountain.com Selected metric definitions are available in the Appendix Portfolio Utilization Records Management Storage Portfolio (CuFt MM) As of 12/31/2017 5466 131 6467 133 700 100 0 600 500 Asia -0.4% 687 Total IRM +2.1% +1.4% +1.7% +18.8% 423 North America 425 Latin America 676 Europe 600 700 500 800 900 0 100 807 Total IRMAsiaLatin America 76 92% 749 85% 84% 67 85% 96% 72 79 142 87% 153 North America 93% 85% 467 499 90% 93% Europe Utilization and Capacity(3) (%) 83 2 6 12 64 88 2 6 13 66 0 10 20 30 40 50 60 70 80 90 Latin AmericaNorth America Europe +5.0% +31.0%-1.0% +9.4% +4.0% Total IRMAsia 120 20 0 100 140 80 127 Total IRMAsia 107 4 69% 82% 5 50%58% Latin America 87 76%84% Europe 26 17 50%78% North America 88 79 75% 83% Data Protection Storage Portfolio (DPUs MM) As of 12/31/2017(2) (1) RM units stored includes cubic feet of storage in dedicated space leased to customers on a square foot basis; these dedicated space storage units are excluded from our RM volume growth chart on page 9. Dispositions reflects business volume net of dispositions required by Recall transaction and sale of Russia / Ukraine business. (2) DPUs do not reflect data for Recall, because Recall’s unit of measurement for tapes is not consistent with Iron Mountain’s methodology. (3) We operate our storage RM business to achieve a desired utilization of between 94% – 98% to attain maximum operating efficiency. (4) Includes South Africa and United Arab Emirates. 28 YoY Growth in Units Stored(1) (4) (4) (4) (4) Q1 2017 Q2 2017 Q4 2017Q3 2017Q4 2016 Q4 2017 Total Installed Racking Cap. Q4 2017 Total Potential Building Cap. S e c t i o n   V I I I S e c t i o n I X S e c t i o n V I I S e c t i o n V I S e c t i o n V S e c t i o n I V S e c t i o n I I I S e c t i o n X S e c t i o n I I S e c t i o n I S e c t i o n X I

IRON MOUNTAIN®

Customer Data

Iron Mountain provides storage and information management services to more than 225,000 customers in 53 countries around the world. This high quality, diversified customer base comprising numerous industries and government organizations includes approximately 95% of the Fortune 1000. No single customer accounted for more than 1% of revenues, or 2% of volume, and our top 20 customers have historically represented approximately 6% of consolidated revenues. Customer retention is consistently high with annual losses limited to approximately 2% (on a volume basis), attributable to customer terminations.

North America Q4 2017 Trailing Twelve Months Revenue by Vertical


Energy
Business Services
Life Sciences
Insurance
3%
3%
2%
7%
Financial
13%
45%
Other(1)
9%
Legal
2%
Federal
17%
Healthcare

	Full Year 2017	Full Year 2016	Full Year 2015	Full Year 2014
Customer Quality Metrics				
Volume Retention Rate (RM Global)	94.0%	92.6%	93.3%	93.7%
Bad Debt Expense as a % of Consolidated Revenues	0.4%	0.2%	0.5%	0.5%

Turnover Expenditures (Storage Only)	Q4 2017	Full Year 2017
Sales, Marketing & Account Management	41,026	156,492
Customer Acquisition Costs[2]	18,298	75,185

(1) No single vertical within 'Other' comprises greater than 1% of North America Revenue.
(2) Customer acquisition costs include the acquisition of customer relationships and customer inducements.

www.ironmountain.com

Selected metric definitions are available in the Appendix

29

Section I | Section II | Section III | Section IV | Section V | Section VI | Section VII | Section VIII | Section IX | Section X | Section XI

IRON MOUNTAIN®

Data Center Customer and Portfolio Metrics[1]

Annualized Revenue and Lease Expirations

Customer Lease Expiration, As of 12/31/2017					
Year	Number of Leases Expiring	Total MW Expiring	Percentage of Total MW	Annualized TCV Rent Expiring	Percentage of TCV Annualized Rent
2018	177	3.6	21.1%	$13,605	28.8%
2019	91	2.6	15.3%	8,399	17.8%
2020	54	1.9	11.1%	5,811	12.3%
2021	31	4.6	27.0%	10,390	22.0%
2022	10	0.2	1.2%	775	1.6%
2023	19	3.7	21.4%	7,321	15.5%
2024	1	0.2	1.1%	141	0.3%
Thereafter	2	0.3	1.7%	755	1.6%
Total	**385**	**17.1**	**100.0%**	**$47,197**	**100.0%**

WALE: **2.54 years**

	Q4 2017 Annualized			
	Revenue	NOI	Leasable MW	Leasable Sq Ft
Data Center	$51,449	$25,442	24.5	162
$ per Sq Ft	$318	$157		
$ per MW	$2,099	$1,038		

Capacity and Investment Activity

Capacity in MW					
Geographic Region	Leased % by MW	Leasable MW	Under Construction (12-18 months)	Planned and Future Expansion	Total MW
Boyers and Other	71.6%	11.9	2.3	8.2	22.3
Denver	73.7%	9.6	1.0	5.6	16.2
Northern Virginia	88.2%	3.0	7.5	49.5	60.0
Total	**74.5%**	**24.5**	**10.8**	**63.3**	**98.5**

Investment Activity						
Geographic Region	MW Under Construction	Investment in Q4 2017	Total Expected Investment	Expected NOI $mm / MW	Expected Completion	Stabilization
Boyers and Other	2.3	$0	$21,900	~2.1	Q4 2018	Q1 2021
Denver	1.0	$6,700	$5,000	~2.0	Q1 2018	Q4 2019
Northern Virginia	7.5	$13,200	$36,500	~1.9	Q3 2018	Q2 2020
Total	**10.8**	**$19,900**	**$63,400**	**~2.0**		

(1) Lease count and MW figures are in whole units.

www.ironmountain.com Selected metric definitions are available in the Appendix 30

Section I Section II Section III Section IV Section V Section VI Section VII Section VIII Section IX Section X Section XI

IRON MOUNTAIN

Debt Schedule

Debt Maturity Schedule ($MM)


Fixed Rate Debt at 12/31/17
Floating Rate Debt at 12/31/17
$259(1)
$500
$898(2)
$799
$1,000
$899
$300(3)
$1,000
$825
2020
2021
2022
2023
2024
2025
2026
2027
Thereafter

Fixed vs. Floating Rate Debt at 12/31/17(4)


18%
82%
Fixed Rate Debt
Floating Rate Debt

Section I
Section II
Section III
Section IV
Section V
Section VI
Section VII
Section VIII
Section IX
Section X
Section XI

(1) Accounts Receivable securitization.
(2) Includes AUD Term Loan B of $188mm.
(3) Includes $50mm of mortgage notes payable in 2026.
(4) Adjusted to include capital lease and other international borrowings yields a ratio of 81% fixed and 19% floating. At December 31, 2017, the net proceeds from the 5 ¼% Notes, together with the net proceeds of the Equity Offering, were used to temporarily pay down borrowings under our Revolving Credit Facility and invest in money market accounts.

www.ironmountain.com
Selected metric definitions are available in the Appendix
31

IRON MOUNTAIN®

Capitalization

Senior Subordinated and Senior Unsecured Notes (as of 12/31/2017)									
Type of Note	Senior Subordinated	Senior Unsecured	Senior Unsecured	Senior Unsecured	Senior Unsecured	Senior Unsecured	Senior Unsecured	Senior Unsecured	Senior Unsecured
Issuance Date	8/7/12	8/13/13	5/27/16	5/27/16	9/15/16	5/23/17	9/18/17	11/13/17	12/27/17
Denomination	USD	USD	USD	USD	CAD	EUR	USD	GBP	USD
Original Principal Amount (FX Rate on Issue Date)	$1,000,000	$600,000	$500,000	$250,000	$189,537	$336,894	$1,000,000	$535,904	$825,000
Exchange Rate at 12/31/2017	1.0000	1.0000	1.0000	1.0000	0.7967	1.1980	1.0000	1.3493	1.0000
Principal Amount at 12/31/2017	$1,000,000	$600,000	$500,000	$250,000	$199,171	$359,386	$1,000,000	$539,702	$825,000
Yield (on Issue Date)	5.750%	6.000%	4.375%	5.375%	5.375%	3.000%	4.875%	3.875%	5.250%
Maturity Date	8/15/24	8/15/23	6/1/21	6/1/26	9/15/23	1/15/25	9/15/27	11/15/25	3/15/28
Current Call Price	102.875	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Next Call Date	8/15/18	8/15/18	6/1/18	6/1/21	9/15/19	6/15/20	9/15/22	11/15/20	12/27/22
Next Call Price	101.917	103.000	102.188	102.688	104.031	101.500	102.438	101.938	102.625

Senior Credit Facility Debt Covenant Analysis (as of 12/31/2017)

Metric	Limit	Current
Fixed Charge Ratio	≥ 1.5x	2.1x
Net Total Lease Adjusted Leverage Ratio	≤ 6.5x	5.0x
Net Secured Lease Adjusted Leverage Ratio	≤ 4.0x	1.6x

Senior Credit Facility (as of 12/31/2017)

Capacity	$1,993,750
Outstanding	$710,417
Letters of Credit	$52,846
Remaining Capacity	$1,230,487
Interest Rate Spread (Prime)	1.00%
Interest Rate Spread (LIBOR)	2.00%
Weighted Average Interest Rate	3.45%
Maturity Date	8/21/22

Total Market Capitalization as of 12/31/2017

# of Shares Outstanding	283,110
Share Price as of 12/31/2017	$37.73
Total Equity Value	$10,681,747
Total Debt, Net of Cash[1]	$6,203,811
Total Market Capitalization	**$16,885,558**
Net Debt to Total Market Capitalization	37%
Adj. EBITDA to Interest Expense	**3.7x**
Total Market Capitalization to Adjusted EBITDA	13.3x

Credit Ratings

	S&P	Moody's
Corporate	**BB-**	**Ba3**
Senior Credit Facility	BB	Ba3
Senior Unsecured	BB-	Ba3
Senior Subordinated	B	B2

Total Debt Weighted Average Rates (as of 12/31/2017)

Interest	**5.0%**
Maturity	6.84

(1) Total debt net of cash is calculated as current portion of long-term debt of $146mm plus long-term debt net of current portion of $6,897mm plus $86mm of deferred financing costs less cash and cash equivalents of $926mm.

Section I
Section II
Section III
Section IV
Section V
Section VI
Section VII
Section VIII
Section IX
Section X
Section XI

www.ironmountain.com
Selected metric definitions are available in the Appendix
32

IRON MOUNTAIN

Capital Expenditures and Investments

Capital Expenditures[(1)]	Q4 2016	Q4 2017	% Change	Full Year 2016	Full Year 2017	% Change
Real Estate:						
Investment[(2)]	$35,599	$31,061	(12.7)%	$133,079	$139,822	5.1%
Maintenance	27,932	39,503	41.4%	63,543	77,660	22.2%
	$63,531	$70,564	11.1%	$196,622	$217,482	10.6%
Non-Real Estate:						
Investment	$14,204	$26,105	83.8%	$40,509	$56,297	39.0%
Maintenance	6,207	10,539	69.8%	20,642	29,721	44.0%
	$20,411	$36,643	79.5%	$61,151	$86,018	40.7%
Data Center Investment and Maintenance:[(3)]	$11,145	$21,746	95.1%	$72,729	$92,597	27.3%
Innovation and Growth Investment:	$2,756	$5,158	87.1%	$8,572	$20,583	n/a
Total Real Estate, Non-Real Estate and Data Center Capital Expenditures and Innovation and Growth Investments	**$97,843**	**$134,111**	**37.1%**	**$339,074**	**$416,680**	**22.9%**
Net Change in Prepaid and Accrued Capital Expenditures and Capital Leases	(15,269)	(34,726)	n/a	(10,471)	(73,549)	n/a
Total Cash Paid for Real Estate, Non-Real Estate and Data Center Capital Expenditures and Innovation and Growth Investments	**$82,574**	**$99,385**	**20.4%**	**$328,603**	**$343,131**	**4.4%**

(1) Includes Recall Integration CapEx of $10.0mm and $7.5mm in Q4 2016 and Q4 2017, respectively, and $18.3mm and $31.4mm in full year 2016 and full year 2017, respectively.
(2) Includes Land, Buildings, Improvements, and Racking Structures.
(3) Includes $10.9mm and $20.9mm (including $0.0mm and $13.8mm of capital lease associated with our Northern Virginia data center) for in Q4 2016 and Q4 2017, respectively. Also, includes $70.7mm and $87.9mm (including $0.0mm and $66.8mm of capital lease associated with our Northern Virginia data center) in YTD 2016 and full year 2017, respectively. Includes Non-Real Estate Investment associated with data center business of $4.2mm in Q4 2017 and full year 2017.

Section I | Section II | Section III | Section IV | Section V | Section VI | Section VII | Section VIII | Section IX | Section X | Section XI

www.ironmountain.com Selected metric definitions are available in the Appendix 33

IRON MOUNTAIN®

Business and Customer Acquisitions

	Q4 2016	Q4 2017	% Change	Full Year 2016	Full Year 2017	% Change
Business Acquisitions						
Business Acquisitions Excluding Data Centers	$18,427	$36,395	97.5%	$48,678	$161,718	n/a
Change in Business Acquisition Accruals and Cash Acquired	(2,765)	(10,818)	n/a	(11,502)	3,459	n/a
Cash Paid for Acquisitions, Net of Cash Acquired, Excluding Data Centers & Recall	**$15,662**	**$25,577**	**63.3%**	**$37,176**	**$165,177**	**n/a**
Data Center Acquisitions Non-Cash Consideration[1]	-	-	n/a	-	83,014	n/a
Data Center Acquisitions Cash	-	-	n/a	-	54,528	n/a
Total Data Center Acquisition	**-**	**-**	**n/a**	**-**	**$137,542**	**n/a**
Recall Acquisition Non-Cash Consideration	-	-	n/a	$1,835,027	-	n/a
Recall Acquisition Cash	(68)	-	n/a	254,789	-	n/a
Total Recall Acquisition	**($68)**	**-**	**n/a**	**$2,089,816**	**-**	**n/a**
Total Cash Paid for Acquisitions, Net of Cash Acquired	**$15,594**	**$25,577**	**64.0%**	**$291,965**	**$219,705**	**(24.7)%**

	Q4 2016	Q4 2017	% Change	Full Year 2016	Full Year 2017	% Change
Customer Acquisitions						
Acquisition of Customer Relationships	$3,769	6,279	66.6%	$28,982	$54,046	86.5%
Customer Inducements	3,106	3,960	27.5%	19,205	20,059	4.4%
Total Acquisition of Customer Relationships and Customer Inducements	**$6,875**	**$10,239**	**48.9%**	**$48,187**	**$74,105**	**53.8%**
Change in Customer Acquisition Accruals	3,036	8,059	n/a	2,579	1,080	(58.1)%
Total Cash Paid for Acquisition of Customer Relationships and Customer Inducements	**$9,911**	**$18,298**	**84.6%**	**$50,766**	**$75,185**	**48.1%**

(1) Includes Fortrust non-cash consideration of $83.0mm in full year 2017.
(2) Excludes accrual adjustments and customer inducements.

Section I | Section II | Section III | Section IV | Section V | Section VI | Section VII | Section VIII | Section IX | Section X | Section XI

www.ironmountain.com

Selected metric definitions are available in the Appendix

34

IRON MOUNTAIN®

Real Estate Investments(1)

Real Estate Investment Activity

Region	Total Expected Investment	Investment in Q4 2017	Cumulative Investment to Date	Estimated CuFt / DPUs	Historical Average NOI/CuFt or DPU[4]	Average Stabilization Period
Racking Installations[2]						
North America	$24,908	$5,385	$17,583	7,186	$2.52	
Europe[3]	39,709	1,884	33,917	10,092	$2.31	
Latin America	10,948	2,912	8,366	2,522	$2.28	
Asia	25,899	4,606	20,204	8,292	$2.69	
Worldwide	**$101,464**	**$14,787**	**$80,070**	**28,092**	**$2.47**	**8 - 12 months**

Region	Total Expected Investment	Investment in Q4 2017	Cumulative Investment to Date	Total Potential CuFt / DPUs	Total Sq Ft	Historical Average NOI/CuFt or DPU[4]	Average Stabilization Period
Building Development Projects							
North America[5]	$19,593	$3,873	$12,804	-	441	$2.52	
Europe[3]	2,954	-	2,738	368	22	$2.31	
Latin America	22,411	672	12,648	5,196	222	$2.28	
Asia	-	-	-	-	-	$2.69	
Worldwide	**$44,958**	**$4,545**	**$28,190**	**5,564**	**684**	**$2.47**	**24 - 36 months**

Region	Purchase Price	Total Sq Ft	Expected IRRs
2017 Building Acquisitions			
North America	$33,710	384	9%
Europe[2]	-	-	-
Latin America	-	-	-
Asia	-	-	-
Worldwide	**$33,710**	**384**	**9%**

Region	Net Proceeds	Total Sq Ft
2017 Building Sales		
North America	-	-
Europe	-	-
Latin America	-	-
Asia Pacific	-	-
Worldwide	**-**	**-**

Investment Reconciliation	Q4 2017 Investments
Racking Installations	$14,787
Consolidation Related to Racking Installations	6,694
Building Development Projects	4,545
Total C$ Real Estate Investments	26,027
Other Real Estate Investment	7,046
Total FX Impact	(2,011)
Real Estate Investment	**$31,061**

(1) Based on 2017 C$ Budgeted FX Rates.
(2) Racking Installations exclude consolidation spend in Total Expected Investment, Investment in Current Period and Cumulative Investment to Date of $36.1mm, $6.7mm and $24.2mm, respectively.
(3) Includes South Africa and United Arab Emirates.
(4) In USD R$ calculated using a twelve month trailing historical average.
(5) North America excludes racking investments for development projects that were initiated after 1/1/2017, racking investments associated with these projects are included in the table above.

Section I | Section II | Section III | Section IV | Section V | Section VI | Section VII | Section VIII | Section IX | Section X | Section XI

www.ironmountain.com

Selected metric definitions are available in the Appendix

35

IRON MOUNTAIN

Acquisitions and Disposals(1)

Region	Purchase Price	Total Sq Ft	Expected IRRs
2017 Building Acquisitions			
North America	$33,710	384	9%
Europe(2)	-	-	-
Latin America	-	-	-
Asia	-	-	-
Worldwide	**$33,710**	**384**	**9%**

2017 Data Centers, Business and Customer Acquisition and Disposition Activity

	Business Investments	Business Dispositions
Purchase Price	$270,292	$0
Non-Cash Consideration	$83,014	
Capital Consideration	$45,103	-
Stabilized Total Expected Investment	**$398,409**	**$0**
Estimated Annual Revenues	$119,000	-
Expected IRR Range	11% - 14%	-

Section I | Section II | Section III | Section IV | Section V | Section VI | Section VII | Section VIII | Section IX | Section X | Section XI

(1) Based on 2017 C$ Budgeted FX Rates.
(2) Includes South Africa and United Arab Emirates.

www.ironmountain.com

Selected metric definitions are available in the Appendix

36

IRON MOUNTAIN®

Components of Value

Components	Q4 2017 Annualized NOI
North America	
Records Management	$998,248
Data Protection	234,801
Other	56,146
Europe[1]	389,410
Latin America	170,412
Asia	156,158
Global Data Center	20,511
Total Portfolio Storage NOI	2,025,686

	Q4 2017 Service Adjusted EBITDAR
Service Adjusted EBITDAR[2]	$294,923

	Balance at 12/31/2017
Cash, Cash Equivalents & Other Tangible Assets[3]	$1,950,314
Quarterly Building & Racking Investment, not reflected in NOI	$19,333
Data Center Investment, not reflected in NOI	$19,900
Customer Acquisition Consideration	6,279
Less:	
Debt, Gross Book Value[4]	$7,043,271
Non-Controlling Interests	$1,404
Annualized Rental Expense	$308,536
Estimated Tax Liability	$15,909

(1) Includes South Africa and United Arab Emirates.
(2) Q4 2017 annualized.
(3) Includes Cash, Cash Equivalents, Restricted Cash, Accounts Receivable, Other Tangible Current Assets and Prepaid Expenses.
(4) Calculated as current portion of Long-Term Debt of $146mm plus Long-Term Debt Net of Current Portion of $6,897mm.

Section I | Section II | Section III | Section IV | Section V | Section VI | Section VII | Section VIII | Section IX | Section X | Section XI

www.ironmountain.com Selected metric definitions are available in the Appendix 37

IRON MOUNTAIN®

Appendix

2017 Quarterly Results Based on New Reporting Segments

By Reporting Segment	Q1 2017		Q2 2017		Q3 2017		Q4 2017		Full Year 2017	
NA Records and Information Management Business										
Storage Rental	$298,183		$305,168		$308,822		$309,322		$1,221,495	
Service	209,414		204,429		204,745		210,263		828,851	
Total Revenues	$507,597		$509,597		$513,567		$519,585		$2,050,346	
Adjusted EBITDA & Margin	209,530	41.3%	220,768	43.3%	224,882	43.8%	228,978	44.1%	884,158	43.1%
NA Data Management Business										
Storage Rental	$68,824		$68,735		$70,075		$68,782		$276,416	
Service	32,010		30,942		31,155		31,117		125,224	
Total Revenues	$100,834		$99,677		$101,230		$99,899		$401,640	
Adjusted EBITDA & Margin	55,270	54.8%	55,448	55.6%	56,433	55.7%	56,173	56.2%	223,324	55.6%
Western European Business										
Storage Rental	$71,567		$74,535		$78,012		$79,091		$303,205	
Service	48,505		47,331		50,070		52,631		198,537	
Total Revenues	$120,072		$121,866		$128,082		$131,722		$501,742	
Adjusted EBITDA & Margin	34,142	28.4%	36,528	30.0%	43,464	33.9%	45,890	34.8%	160,024	31.9%
Other International Business										
Storage Rental	$117,615		$121,317		$125,903		$128,283		$493,118	
Service	71,626		71,088		73,795		75,228		291,737	
Total Revenues	$189,241		$192,405		$199,698		$203,511		$784,855	
Adjusted EBITDA & Margin	55,347	29.2%	56,166	29.2%	59,082	29.6%	55,835	27.4%	226,430	28.8%
Global Data Center Business										
Storage Rental	$5,858		$9,931		$7,761		$12,289		$35,839	
Service	365		429		488		573		1,855	
Total Revenues	$6,223		$10,360		$8,249		$12,862		$37,694	
Adjusted EBITDA & Margin	1,506	24.2%	5,991	57.8%	1,077	13.1%	2,701	21.0%	11,275	29.9%
Corporate and Other Business										
Storage Rental	$10,232		$10,554		$10,517		$16,181		$47,484	
Service	4,677		5,347		4,318		7,475		21,817	
Total Revenues	$14,909		$15,901		$14,835		$23,656		$69,301	
Adjusted EBITDA	(63,221)		(56,847)		(61,914)		(63,033)		(245,015)	
Total										
Storage Rental	$572,279		$590,240		$601,090		$613,948		$2,377,557	
Service	366,597		359,566		364,571		377,287		1,468,021	
Total Revenues	$938,876		$949,806		$965,661		$991,235		$3,845,578	
Adjusted EBITDA & Margin	292,574	31.2%	318,054	33.5%	323,024	33.5%	326,544	32.9%	1,260,196	32.8%

Section I
Section II
Section III
Section IV
Section V
Section VI
Section VII
Section VIII
Section IX
Section X
Section XI

www.ironmountain.com

Selected metric definitions are available in the Appendix

38

IRON MOUNTAIN®
Appendix

Non-GAAP Measures and Definitions

Non-GAAP measures are supplemental metrics designed to enhance our disclosure and to provide additional information that we believe to be important for investors to consider when evaluating our financial performance. These non-GAAP measures should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with accounting principles generally accepted in the United States of America ("GAAP"), such as operating income, income (loss) from continuing operations, net income (loss) or cash flows from operating activities from continuing operations (as determined in accordance with GAAP).

Adjusted Earnings Per Share, or Adjusted EPS

Adjusted EPS is defined as reported earnings per share fully diluted from continuing operations excluding: (1) loss (gain) on disposal/write-down of property, plant and equipment (excluding real estate), net; (2) gain on sale of real estate, net of tax; (3) intangible impairments; (4) other expense (income), net; (5) Recall Costs (as defined below); and (6) the tax impact of reconciling items and discrete tax items. Adjusted EPS includes income (loss) attributable to noncontrolling interests. We do not believe these excluded items to be indicative of our ongoing operating results, and they are not considered when we are forecasting our future results. We believe Adjusted EPS is of value to our current and potential investors when comparing our results from past, present and future periods.

Adjusted Funds From Operations, or AFFO

AFFO is defined as FFO (Normalized) excluding non-cash rent expense or income, plus depreciation on non-real estate assets, amortization expense of customer relationship intangible assets, deferred financing costs and permanent withdrawal fees, stock-based compensation expense and the impact of reconciling to normalized cash taxes, less maintenance capital expenditures and non-real estate investments, excluding Recall integration capital expenditures. We believe AFFO is a useful measure in determining our ability to generate excess cash that may be used for reinvestment in the business, discretionary deployment in investments such as real estate or acquisition opportunities, returning capital to our stockholders and voluntary prepayments of indebtedness. Additionally AFFO is reconciled to cash flow from operations to adjust for real estate and REIT tax adjustments, Recall Costs and other non-cash expenses. AFFO does not include adjustments for customer inducements, acquisition of customer relationships and investment in innovation as we consider these expenditures to be growth related.

Section I
Section II
Section III
Section IV
Section V
Section VI
Section VII
Section VIII
Section IX
Section X
Section XI

www.ironmountain.com
39

IRON MOUNTAIN®
Appendix

Non-GAAP Measures and Definitions (continued)

Adjusted EBITDA and Adjusted EBITDA Margin

Adjusted EBITDA is defined as income (loss) from continuing operations before interest expense, net, provision (benefit) for income taxes, depreciation and amortization, and also excludes certain items that we believe are not indicative of our core operating results, specifically: (1) loss (gain) on disposal/write-down of property, plant and equipment (excluding real estate), net; (2) intangible impairments; (3) other expense (income), net; (4) gain on sale of real estate, net of tax; and (5) Recall Costs. Adjusted EBITDA Margin is calculated by dividing Adjusted EBITDA by total revenues. We use multiples of current or projected Adjusted EBITDA in conjunction with our discounted cash flow models to determine our estimated overall enterprise valuation and to evaluate acquisition targets. We believe Adjusted EBITDA and Adjusted EBITDA Margin provide our current and potential investors with relevant and useful information regarding our ability to generate cash flow to support business investment. These measures are an integral part of the internal reporting system we use to assess and evaluate the operating performance of our business.

Adjusted EBITDA excludes both interest expense, net and the provision (benefit) for income taxes. These expenses are associated with our capitalization and tax structures, which we do not consider when evaluating the operating profitability of our core operations. Finally, Adjusted EBITDA does not include depreciation and amortization expenses, in order to eliminate the impact of capital investments, which we evaluate by comparing capital expenditures to incremental revenue generated and as a percentage of total revenues. Adjusted EBITDA and Adjusted EBITDA Margin should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as operating income, income (loss) from continuing operations, net income (loss) or cash flows from operating activities from continuing operations (as determined in accordance with GAAP).

Funds From Operations, or FFO (Nareit), and FFO (Normalized)

Funds from operations ("FFO") is defined by the National Association of Real Estate Investment Trusts ("Nareit") and us as net income (loss) excluding depreciation on real estate assets and gain on sale of real estate, net of tax ("FFO (Nareit)"). FFO (Nareit) does not give effect to real estate depreciation because these amounts are computed, under GAAP, to allocate the cost of a property over its useful life. Because values for well-maintained real estate assets have historically increased or decreased based upon prevailing market conditions, we believe that FFO (Nareit) provides investors with a clearer view of our operating performance. Our most directly comparable GAAP measure to FFO (Nareit) is net income. Although Nareit has published a definition of FFO, modifications to FFO (Nareit) are common among REITs as companies seek to provide financial measures that most meaningfully reflect their particular business. Our definition of FFO (Normalized) excludes certain items included in FFO (Nareit) that we believe are not indicative of our core operating results, specifically: (1) loss (gain) on disposal/write-down of property, plant and equipment (excluding real estate), net; (2) intangible impairments; (3) other expense (income), net; (4) Recall Costs; (5) the tax impact of reconciling items and discrete tax items; (6) (income) loss from discontinued operations, net of tax; and (7) loss (gain) on sale of discontinued operations, net of tax.

Section I | Section II | Section III | Section IV | Section V | Section VI | Section VII | Section VIII | Section IX | Section X | Section XI

www.ironmountain.com
40

www.ironmountain.com Selected metric definitions are available in the Appendix Appendix Non-GAAP Measures and Definitions (continued) FFO (Normalized) per share FFO (Normalized) divided by weighted average fully-diluted shares outstanding. Service Adjusted EBITDA Service Adjusted EBITDA is calculated by taking service revenues excluding terminations and permanent withdrawals less direct expenses and overhead allocated to the service business. Terminations and permanent withdrawals are excluded from this calculations as they are included in the Storage NOI calculation. Service Adjusted EBITDAR Service Adjusted EBITDA as defined above, excluding rent expense associated with the service business. This is provided to enable valuation of Service Adjusted EBITDA irrespective of whether the company’s properties are leased or owned. Related rent expense is provided in the Components of Value slide. Storage Adjusted EBITDA Storage Adjusted EBITDA is calculated by taking storage revenues including terminations and permanent withdrawal fees less direct expenses and overhead allocated to the storage business. Storage Net Operating Income, or Storage NOI Storage NOI is defined as revenue from rental activities (storage rental revenue, termination fees and permanent withdrawal fees) less storage rental costs. Storage rental costs include facility costs (excluding rent), storage rental labor, other storage costs and allocated overhead. Storage NOI is commonly used in the REIT industry and enables investors to understand and value the income generated from the company’s real estate. Rent expense is excluded to enable valuation of this income irrespective of whether the company’s properties are leased or owned. Related rent expense is provided in the Components of Value slide. 41 S e c t i o n   V I I I S e c t i o n I X S e c t i o n V I I S e c t i o n V I S e c t i o n V S e c t i o n I V S e c t i o n I I I S e c t i o n X S e c t i o n I I S e c t i o n I S e c t i o n X I

www.ironmountain.com Selected metric definitions are available in the Appendix Appendix Other Definitions Average Stabilization Period – For racking projects, the stabilization period is 8 to 12 months. For new buildings it is 24 to 36 months, assuming phased racking installations over three years. For business acquisitions it is 12 to 24 months, depending on the size of the transaction. Building Development Projects – The construction of new facilities, or three-wall additions. Business Segments North American Records and Information Management Business (“RIM”) – Our North American Records and Information Management Business segment provides records and information management services, including the storage of physical records, including media such as microfilm and microfiche, film, X-rays and blueprints, including healthcare information services, vital records services, service and courier operations, and the collection, handling and disposal of sensitive documents for corporate customers (“Records Management”); Destruction; and Information Governance and Digital Solutions throughout the United States and Canada; as well as fulfillment services and technology escrow services in the United States. North American Data Management Business (“DM”) – Our North American Data Management Business segment provides storage and rotation of backup computer media as part of corporate disaster recovery plans, including service and courier operations (“Data Protection & Recovery”); server and computer backup services; and related services offerings, including our Iron Cloud solutions. Western European Business – Our Western European Business segment provides records and information management services, including Records Management, Data Protection & Recovery and Information Governance and Digital Solutions throughout Austria, Belgium, France, Germany, Ireland, the Netherlands, Spain, Switzerland and the United Kingdom (consisting of our operations in England, Northern Ireland and Scotland), as well as Information Governance and Digital Solutions in Sweden (the remainder of our business in Sweden is included in the Other International Business segment described on the following page). 42 S e c t i o n   V I I I S e c t i o n I X S e c t i o n V I I S e c t i o n V I S e c t i o n V S e c t i o n I V S e c t i o n I I I S e c t i o n X S e c t i o n I I S e c t i o n I S e c t i o n X I

IRON MOUNTAIN
Appendix

Other Definitions (continued)

Other International Business – Our Other International Business segment provides records and information management services throughout the remaining European countries in which we operate, Latin America, Asia and Africa. Our European operations included in this segment provide records and information management services, including Records Management, Data Protection & Recovery and Information Governance and Digital Solutions throughout Cyprus, the Czech Republic, Denmark, Finland, Greece, Hungary, Norway, Poland, Romania, Serbia, Slovakia, and Turkey; Records Management and Information Governance and Digital Solutions in Estonia, Latvia and Lithuania; and Records Management in Sweden. Our Latin America operations provide records and information management services, including Records Management, Data Protection & Recovery, Destruction and Information Governance and Digital Solutions throughout Argentina, Brazil, Chile, Colombia, Mexico and Peru. Our Asia operations provide records and information management services, including Records Management, Data Protection & Recovery, Destruction and Information Governance and Digital Solutions throughout Australia and New Zealand, with Records Management and Data Protection & Recovery also provided in certain markets in China (including Taiwan and Macau), Hong Kong, India, Indonesia, Malaysia, the Philippines, Singapore, South Korea, Thailand and the United Arab Emirates. Our African operations provide Records Management, Data Protection & Recovery and Information Governance and Digital Solutions in South Africa.

Global Data Center Business – Our Global Data Center segment provides data center facilities to protect mission-critical assets and ensure the continued operation of our customers' IT infrastructures, with secure and reliable colocation and wholesale options. As of December 31, 2017, we had data center operations in five U.S. markets in the United States including: Denver, Colorado; Kansas City, Missouri; Boston, Massachusetts; Boyers, Pennsylvania; and Manassas, Virginia and had binding agreements to acquire data center operations in Arizona, New Jersey and Ohio as well as London and Singapore.

Corporate and Other – Our Corporate and Other Business segment primarily consists of the storage, safeguarding and electronic or physical delivery of physical media of all types and digital content repository systems to house, distribute, and archive key media assets, primarily for entertainment and media industry clients ("Entertainment Services"), throughout the United States, Canada, France, Hong Kong, the Netherlands and the United Kingdom, as well as our fine art storage businesses and consumer storage businesses in the United States. These businesses, represent the primary product offerings of our Adjacent Businesses operating segment, costs related to executive and staff functions, including finance, human resources and IT, which benefit the enterprise as a whole. These costs are primarily related to the general management of these functions on a corporate level and the design and development of programs, policies and procedures that are then implemented in the individual segments, with each segment bearing its own cost of implementation. Our Corporate and Other Business segment also includes stock-based employee compensation expense associated with all stock options, restricted stock units, performance units and shares of stock issued under our employee stock purchase plan.

Section I
Section II
Section III
Section IV
Section V
Section VI
Section VII
Section VIII
Section IX
Section X
Section XI

www.ironmountain.com
43

www.ironmountain.com Selected metric definitions are available in the Appendix Appendix 44 Definitions (continued) Capacity Measures Building Capacity – The maximum number of cubic feet of records or standard DPUs that can be stored in a given facility. Building Capacity Utilization – The number of cubic feet of records or standard DPUs in storage divided by the Building Capacity. Installed Racking Capacity – The storage capacity of the racking installed in a given facility. Capacity is generally measured in cubic feet or standard DPUs. Installed Racking Capacity Utilization – The number of cubic feet of records or standard DPUs in storage divided by the Installed Racking Capacity. Capital Expenditures and Investments – Our business requires capital expenditures to support our expected storage rental revenue and service revenue growth and ongoing operations, new products and services and increased profitability. The majority of our capital goes to support business line growth and our ongoing operations. Additionally, we invest capital to acquire or construct real estate. We also expend capital to support the development and improvement of products and services and projects designed to increase our profitability. These expenditures are generally relatively small and discretionary in nature. We categorize our capital expenditures as follows: Real Estate: Investment – Real estate assets that support core business growth primarily related to investments in land, buildings, building improvements, leasehold improvements and racking structures that expand our revenue capacity in existing or new geographies, replace a long-term operational obligation or create operational efficiencies (“Real Estate Investment”). Maintenance – Real estate assets necessary to maintain ongoing business operations primarily related to the repair or replacement of real estate assets such as buildings, building improvements, leasehold improvements and racking structures (“Real Estate Maintenance”). S e c t i o n   V I I I S e c t i o n I X S e c t i o n V I I S e c t i o n V I S e c t i o n V S e c t i o n I V S e c t i o n I I I S e c t i o n X S e c t i o n I I S e c t i o n I S e c t i o n X I

www.ironmountain.com Selected metric definitions are available in the Appendix Appendix 45 Definitions (continued) Capital Expenditures and Investments (continued) Non-Real Estate: Investment – Non-real estate assets that either (i) support the growth of our business, and/or increase our profitability, such as customer- inventory technology systems, and technology service storage and processing capacity, or (ii) are directly related to the development of core products or services in support of our integrated value proposition and enhance our leadership position in the industry, including items such as increased feature functionality, security upgrades or system enhancements (“Non-Real Estate Investment”). Prior to Q1 2017, Innovation and Growth Investment was included in Non-Real Estate Investment. Maintenance – Non-real estate assets necessary to maintain ongoing business operations primarily related to the repair or replacement of customer-facing assets such as containers and shred bins, warehouse equipment, fixtures, computer hardware, or third-party or internally- developed software assets. This category also includes capital to support initiatives such as sales and marketing and information technology projects to support infrastructure requirements (“Non-Real Estate Maintenance”). Data Center Investment and Maintenance: Capital expenditures that support data center business growth, primarily related to investments in new construction of data center facilities (including the acquisition of land and development of facilities) or capacity expansion in existing buildings, as well as capital expenditures that are expected to support incremental improvements to our data center business, through either increasing revenue, improving operating efficiency, or extending the useful life of our real estate operating assets. This also includes capital expenditures necessary to maintain ongoing business operations primarily related to the repair or maintenance of assets, as well as for the re-configuration of existing assets. Innovation and Growth Investment: Discretionary capital expenditures in significant new products and services in new, existing or adjacent business opportunities. Prior to Q1 2017, Innovation and Growth Investment was included in Non-Real Estate Investment. S e c t i o n   V I I I S e c t i o n I X S e c t i o n V I I S e c t i o n V I S e c t i o n V S e c t i o n I V S e c t i o n I I I S e c t i o n X S e c t i o n I I S e c t i o n I S e c t i o n X I

IRON MOUNTAIN
Appendix

Other Definitions (continued)

Capital Expenditures and Investments (continued)

Components of Overhead

Allocated Overhead – Includes overhead expenses directly associated with storage and service business operations allocated as follows:

Field Operation Costs – Allocated to storage and service operations based on percent of revenue.

Bad Debt Expenses – Allocated to storage and service operations based on percent of revenue.

Transportation Costs – Allocated fully to service operations.

Corporate Overhead – Includes all other overhead expenses associated with business support functions, including: Executive, Legal, Real Estate/Facilities, Accounting, Financial Performance & Analysis, Treasury, Tax, Internal Audit, M&A, Security, Procurement, HR, REIT, Other G&A, Integration Costs, IT, Product Engineering and Product Management.

Customer Turnover Overhead – Overhead associated with customer acquisition and retention including Sales, Marketing and Account Management expenses.

Constant Dollar Growth (C$) – The year-over-year growth rate excluding the impact of changes to foreign currency exchange rates. Constant currency growth rates are a non-GAAP measure calculated by translating the 2016 results at the 2017 constant dollar budget rates.

Cumulative Investment to Date – Total spend to date since project approval.

Customer Inducements – Represents Move Costs and Permanent Withdrawal Fees.

Data Center Business Definitions

Leasable MW – Represents the amount of critical power capacity available for customer use, measured in megawatts.

Leasable Sq. Ft. – Represents the amount of space available for customer use, measured in square feet. Primarily includes raised floor area, office area and storage area. Excludes support spaces dedicated for mechanical and electrical infrastructure and common areas such as roadways in our underground locations, corridors, lobbies, and loading/unloading areas.

Leased % Calculation – Calculated as the megawatts under contract divided by the leasable megawatts.

Section I
Section II
Section III
Section IV
Section V
Section VI
Section VII
Section VIII
Section IX
Section X
Section XI

www.ironmountain.com
46

IRON MOUNTAIN®
Appendix

Other Definitions (continued)

Data Center Business Definitions (continued)

TCV – "Total Contract Value" represents total revenue contracted for active contracts through the contract term, not including renewals or extensions, but including fixed power charges.

Total MW - Total amount of existing and planned critical power capacity at full build-out, measured in megawatts.

WALE – "Weighted Average Lease Expiry" (in years) is calculated on a revenue basis, using annual GAAP revenue of all in-place contracts, excluding utility reimbursements.

Destruction Rate – Calculated by dividing the total number of cubic feet of records removed from inventory due to destructions in a one-year period divided by the total number of cubic feet of records in storage at the beginning of the period.

DPUs – Data protection units, a unit of measurement specific to our Data Protection storage services.

Estimated CuFt / DPUs – Estimated based on expected growth and consolidation, resulting from moving boxes from one facility to another.

Historical Average NOI / CF or DPU – The quarterly annualized Storage NOI for a specific region (NA, Europe, Africa, Latin America, Asia) and product (Records Management or Data Protection).

Internal Revenue Growth – Our internal revenue growth rate, which is a non-GAAP measure, represents the year-over-year growth rate of our revenues excluding the impact of business acquisitions, divestitures and foreign currency exchange rate fluctuations. The revenues generated by Recall have been integrated with our existing revenues and it is impracticable for us to determine actual Recall revenue contribution for the applicable periods. Therefore, our internal revenue growth rates exclude the impact of revenues associated with the Recall Transaction based upon forecasted or budgeted Recall revenues beginning in the third quarter of 2016 through the one-year anniversary of the Recall Transaction. Our internal revenue growth rate includes the impact of acquisitions of customer relationships.

Investment in Current Period – Spend within the quarter being reported.

Lease Adjusted Leverage Ratio – The calculation for this ratio is EBITDA plus rent expense divided by net debt including the capitalized value of lease obligations plus six times rent expense.

Net Volume Growth – New Records Management storage volume from existing customers, plus volume from new customers and volume from acquisitions, offset by volume related to destructions, permanent withdrawals and customer terminations. Quarterly percentages are calculated by dividing the trailing four quarters' total activity by the ending balance of the same prior-year period.

Section I
Section II
Section III
Section IV
Section V
Section VI
Section VII
Section VIII
Section IX
Section X
Section XI

www.ironmountain.com
47

IRON MOUNTAIN®

Appendix

Other Definitions (continued)

Non-Cash Rent Expense – Calculated as rent expense less cash paid for rent.

Permanent Withdrawal Rate – Calculated by dividing the total number of cubic feet of records removed from inventory due to permanent withdrawals in a one-year period divided by the total number of cubic feet of records in storage at the beginning of the period. Permanent withdrawals occur when records are permanently removed from inventory by customers for reasons other than the customer terminating its relationship.

Racking Installations – Defined as any incremental racking spend on buildings constructed or operated prior to January 1, 2014. Racking projects are tracked from first dollar spent until completion, which is defined as when the first box is entered into storage. Racking spend on buildings constructed subsequent to January 1, 2014 is included in Building Development Projects.

Recall Costs – Represents operating expenditures associated with the Recall Transaction, including: (i) advisory and professional fees to complete the Recall Transaction; (ii) costs associated with the Divestments required in connection with receipt of regulatory approvals (including transitional services); and (iii) costs to integrate Recall with our existing operations, including moving, severance, facility upgrade, REIT conversion and system upgrade costs, as well as certain costs associated with our shared service center initiative for our finance, human resources and information technology functions.

REIT Countries – Countries where we operate that have been converted into a qualified REIT subsidiary and taxable REIT subsidiary structure, the group includes the following: Australia, Canada, Germany, Ireland, Mexico, Netherlands, Poland, Spain, United Kingdom and the United States.

Service Profit and Margin – The Gross Profit and Margin attributable to the worldwide service business. Calculated as follows:

Services Adj. EBITDA
+ Allocated Overhead Expenses
+ Termination and Permanent Withdrawal Fees
= **Service Profit ($)**
/ Total Service Revenues (including Termination and Permanent Withdrawal Fees)
= **Service Margin (%)**

Storage Profit and Margin – The Gross Profit and Margin attributable to the worldwide storage business. Calculated as follows:

Storage Net Operating Income
+ Allocated Overhead Expenses
- Storage Rent
- Termination and Permanent Withdrawal Fees
= **Storage Profit ($)**
/ Total Storage Revenues (excluding Termination and Permanent Withdrawal Fees)
= **Storage Margin (%)**

Section I | Section II | Section III | Section IV | Section V | Section VI | Section VII | Section VIII | Section IX | Section X | Section XI

www.ironmountain.com

48

www.ironmountain.com Selected metric definitions are available in the Appendix Appendix 49 Other Definitions (continued) Tangible Assets – Includes PP&E, cash and cash equivalents, restricted cash, accounts receivable, deferred income taxes, and prepaid expenses. Tax Rates Effective Tax Rate – GAAP tax rate for the period calculated as tax expense or benefit for the quarter (total of current and deferred tax provisions), including discrete items, and divided by profit before tax for the period. Structural Tax Rate – Estimated tax rate for the full fiscal year based on forecasted ordinary income and forecasted tax expense/benefit excluding any significant unusual or infrequently occurring items (i.e., discrete items) and items recognized net of tax on the financials (i.e., discontinued operations). Total Expected Investment – Is defined as follows: Total Expected Investment for Racking Installations – The sum of expected investments for all approved racking projects, reported on a constant dollar basis. Total Expected Investment for Building Development Projects – The sum of expected investments for all approved building projects, including the expected costs of approved racking installations, reported on a constant dollar basis. Total Expected Investment for Data Center Business – Represents estimated amount of capital to be invested in data center development currently under construction measured in USD. Transformation Initiative – During the third quarter of 2015, we implemented a plan that calls for certain organizational realignments to reduce our overhead costs, particularly in our developed markets, in order to optimize our selling, general and administrative cost structure and to support investments to advance our growth strategy, which is expected to be completed by the end of 2017. Volume Retention Rate – One minus the result of dividing the total number of cubic feet of records removed from inventory due to customer terminations and destructions in a one-year period by the total number of cubic feet of records in storage at the beginning of the period. S e c t i o n   V I I I S e c t i o n I X S e c t i o n V I I S e c t i o n V I S e c t i o n V S e c t i o n I V S e c t i o n I I I S e c t i o n X S e c t i o n I I S e c t i o n I S e c t i o n X I